UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

AEROVIRONMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No Fee Required.

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Fee paid with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023 Annual Meeting
of Stockholders
and Proxy Statement
Friday, September 29, 2023
at 12:00 p.m. Eastern Daylight Time

Note About Forward-Looking Statements

Certain statements in this Proxy Statement may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended April 30, 2023 made available with this Proxy Statement. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MESSAGE AND Q&A WITH AEROVIRONMENT CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER WAHID NAWABI
What a difference a year makes!
At the beginning of fiscal year 2023, we said that we were going to set out to make this a noteworthy year filled with achievements, and we did just that. By carefully managing through some ongoing supply chain challenges and hiring constraints, and preparing for rapid growth, we put the Company on a path to success while supporting our customers’ vital missions.
Given our current book of business and strong demand for the Company’s broad portfolio of robotic systems and services — bolstered by our Switchblade and Puma performance in Ukraine — we are at the beginning of a new phase of growth, that will lead to further attractive returns for our shareholders. Fiscal year 2023 was an inflection point for the Company in terms of our long-term strategic vision to build the world’s premier autonomous robotic solutions provider, and we are honored to support our nation and allies around the world. With expanding markets, a newfound appreciation of our unique capabilities by international customers, key technology advancements powered by machine learning, and broad support for our products here at home, AeroVironment is well-positioned for success going forward.
I would like to thank our talented team for their dedication and hard work in helping our customers achieve their vital missions. Based on their perseverance, the faith entrusted in us by our customers, and the ongoing support of our investors, we believe we are in the best shape ever for a record-setting fiscal year 2024.
Q) What have been, and will continue to be, the key growth drivers for the Company?
A) Our success this past year demonstrated the depth and breadth of our portfolio and our ability to provide our customers with the best-in-class robotic solutions to meet their critical mission needs. The growth drivers that positively impacted us in fiscal 2023 — resulting in record revenue for our Small UAS (SUAS), Loitering Missile Systems (LMS), and Unmanned Ground Vehicle (UGV) segments — will continue to propel top-line growth going forward. For LMS, the U.S. government recently approved Switchblades for sale to nearly 50 countries in total, up from 20 last year. Similarly, our SUAS business expanded significantly on the back of our largest-ever Foreign Military Sales award in support of Ukraine; the Puma has proven itself on the battlefield there and is providing scouting and support for all U.S.-provided artillery weapon systems. At the same time, our UGV business has grown substantially due to demand in Ukraine and elsewhere. The trends for these segments — as well as much of our product portfolio — point to continued strength in our top-line results and overall underlying performance. The geopolitical environment has led to greater adoption of unmanned systems, and Ukraine has accelerated interest in distributed solutions such as small drones and loitering munitions by demonstrating their effectiveness against well-equipped adversaries. The fundamentals of our business are as strong as they’ve ever been, and we expect fiscal year 2024 to be another record-setting year for the Company.
Q) How will segment reporting change going forward?
A) Starting in the first quarter of fiscal year 2024, AeroVironment will define its operating units differently to reflect the larger, broader nature of our products and services, along with their associated end markets. Going forward, we will report in three segments: our SUAS, MUAS, and UGV product lines will be combined into a new “Unmanned Systems” segment; our Tactical Missile Systems will now become “Loitering Munition Systems;” and “MacCready Works” will include the current MacCready business along with HAPS and other customer-funded R&D programs. We believe this is a practical and appropriate evolution of our segment reporting, given our robust growth, that also provides adequate transparency for our investors. We look forward to sharing more on this new segmentation when we file our Q1 Fiscal Year 2024 results.

Q) What is the outlook for MUAS given the FTUAS decision?
Unfortunately, AeroVironment was not selected by the U.S. Army to proceed with Increment 2 of the Future Tactical Unmanned Aircraft System, or FTUAS. While we respect the Army’s decision, we have fully assessed the Army’s evaluation process and submitted a request for further clarification. Despite this development, however, we remain bullish on our Medium UAS (or MUAS) product line. The JUMP 20 stands apart in its ability to perform in contested environments, with an unmatched capacity to carry armed payloads, and we believe it is the most versatile and cost-effective Group 2/3 solution on the market today. In addition, we are currently pursuing multiple domestic and international MUAS opportunities that present significant growth potential in the coming years. In the meantime, we are honored to support the Ukraine defense efforts as the only Group 2/3 UAS solution named in the recent U.S. aid package.
Importantly, the Army’s decision will not have a material impact on our near-term revenue growth. As we look ahead, we will focus on areas where we can improve our systems to ensure we meet customers’ evolving needs. Furthermore, we remain focused on winning other key upcoming programs by continuing to leverage the strength of our robust portfolio of innovative unmanned solutions.

AEROVIRONMENT, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders,
We are pleased to invite you to join the board of directors and executive team of AeroVironment, Inc. (the “company”) at our 2023 annual meeting of stockholders (the “annual meeting”). We have chosen to hold this year’s annual meeting in a virtual meeting format. Stockholders will be able to attend and listen to the 2023 annual meeting live, submit questions to the board of directors and management, and vote their shares electronically, from virtually any location with internet connectivity.
Important information relating to the annual meeting is detailed below:
TIME:	12:00 p.m. Eastern Daylight Time on Friday, September 29, 2023
PLACE:	Online at: https://web.lumiagm.com/216888245
Unanimous Recommendations of Board of Directors
ITEMS OF BUSINESS:	(1) Elect Philip S. Davidson, Mary Beth Long and Stephen F. Page, each to serve as a Class II director for a three-year term;	FOR
	(2) Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024;	FOR
	(3) Conduct a non-binding advisory vote on the compensation of our Named Executive Officers;	FOR
	(4) Conduct a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers	1 YEAR
	(5) Approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan; and	FOR
	(6) Consider and vote upon an advisory stockholder proposal seeking declassification of the Board of Directors;	AGAINST
(7) Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
RECORD DATE:	You are entitled to vote if you were a stockholder of the company at the close of business on August 2, 2023 (the “Record Date”).

MEETING PARTICIPATION AND ATTENDANCE:
You may participate in the annual meeting, including submitting questions, if you were a stockholder as of the Record Date or you hold a valid proxy for the meeting. This year’s annual meeting will be conducted in a virtual only format on the internet. Stockholders (or their proxies) can participate in and vote at the annual meeting by logging in with your 11-digit voter control number issued by Equiniti Trust Company, LLC (“EQ,” and formerly American Stock Transfer & Trust Company LLC) and password of AVAV2023 (case sensitive). Online access to the virtual stockholder meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to test your computer audio system.

You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, you should receive a proxy card and voting instructions with these proxy materials. To participate, including submitting questions, and vote at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to EQ. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC Attn: Proxy Tabulation Department 6201 15th Avenue Brooklyn, NY 11219

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 8, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

VOTING BY PROXY:
Registered Stockholders. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting virtually. Instructions for voting are on your proxy card. If you attend the annual meeting, you may also submit your vote during the virtual meeting, and any previous votes you submitted will be superseded by the vote that you cast at the annual meeting.

You are urged to date, sign and promptly return the proxy card in the envelope provided to you, or to use the telephone or internet method of voting described on your proxy card, so that if you are unable to attend the meeting your shares can be voted.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Without your instructions as to how to vote, brokers are not permitted to vote your shares at the annual meeting with respect to the election of directors or the non-binding advisory vote to approve the compensation of our named executive officers. Please instruct your broker how to vote your shares using the voting instructions provided by your broker.

This proxy statement is issued in connection with the solicitation of a proxy on the enclosed form by the board of directors of AeroVironment, Inc. for use at our 2023 annual meeting of stockholders. We will begin mailing this proxy statement, a form of proxy and our 2023 annual report on or about August 24, 2023.

Thank you for your support.
Wahid Nawabi
President, Chief Executive Officer and
Chair of the Board
Arlington, Virginia
August 17, 2023
YOUR VOTE IS EXTREMELY IMPORTANT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2023
This notice, the accompanying proxy statement, and our 2023 annual report to stockholders, which includes our Form 10-K for the fiscal year ended April 30, 2023, are available on our website at
http://investor.avinc.com/financial-information/financial-filings-and-releases.

PROXY SUMMARY
PROXY SUMMARY
This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors (the “board” or “board of directors”) of AeroVironment, Inc. (the “company”) for our 2023 annual meeting of stockholders (the “annual meeting”) to be held on Friday, September 29, 2023, and any adjournments or postponements thereof, for the purposes set forth in the attached notice of annual meeting. Our principal executive offices are located at 241 18th Street South, Suite 415, Arlington, VA 22202. Enclosed with this proxy statement is a copy of our 2023 annual report, which includes our Form 10-K (without exhibits) for the fiscal year ended April 30, 2023. However, the 2023 annual report is not intended to be a part of, and shall not be deemed to be incorporated by reference into, this proxy statement or a solicitation of proxies.
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the company’s 2023 performance, please review our annual report on Form 10-K for the fiscal year ended April 30, 2023. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 24, 2023.
VOTING AND MEETING INFORMATION

It is important that you vote in order to impact the future of the company. Please carefully review the proxy materials for the annual meeting, which will be held on Friday, September 29, 2023, at 12:00 p.m., Eastern Daylight Time, online at https://web.lumiagm.com/216888245, and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on August 2, 2023, which we refer to as the “Record Date” of the annual meeting. On the Record Date, there were 26,292,130 shares of common stock issued and outstanding and entitled to vote at the annual meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the annual meeting. We have no other voting securities outstanding.
Voting in Advance of the Meeting
Even if you plan to attend the annual meeting, please vote right away using one of the following advance voting methods (see page 88 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.
You can vote in advance of the meeting in one of three ways:
Visit the website listed on your proxy card/voting instruction form to vote BY INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

PROXY SUMMARY
Attending and Voting at the Annual Meeting
All stockholders of record may vote virtually at the annual meeting. Beneficial owners may vote virtually at the meeting if they have a legal proxy, as described on page 87.
Important Note about Meeting Admission Requirements: If you plan to attend the meeting virtually, you should review the important details on admission requirements on page 87.
Electronic Document Delivery
Instead of receiving future copies of our notice of annual meeting, proxy statement and the annual report on Form 10-K by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive our proxy materials online will save on the cost of producing and mailing documents and significantly reduce paper waste and will also provide an electronic link to quickly and efficiently access the proxy voting site. Please see your proxy card for the website to which you are referred to vote your shares for instructions on how to elect to receive your future proxy materials electronically.
Roadmap of Voting Matters
Stockholders are being asked to vote on the following matters at the 2023 annual meeting of stockholders:
Our Board’s Recommendation

Proposal 1. Election of Directors (page 9)
The board believes that the combination of qualifications, skills and experiences of Philip S. Davidson, Mary Beth Long, and Stephen F. Page contribute to an effective and well-functioning board and their continued service as directors would be in the best interests of the company and its stockholders. Mr. Davidson, Ms. Long, and Mr. Page possess the necessary qualifications to assist the board in providing effective oversight of the business and strategic advice and counsel to the company’s management.
FOR each Director Nominee

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm (page 72)
The audit committee of the board (the “Audit Committee”) has appointed Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2024. The Audit Committee and the board believe that the appointment of Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of our independent registered public accounting firm.
FOR

Proposal 3. Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers (page 74)
The company believes that our compensation programs are designed to attract, incentivize and reward our leadership for increasing stockholder value and align the interests of leadership with those of our stockholders on an annual and long-term basis. The company seeks a non-binding advisory vote from its stockholders to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section beginning on page 41 and the Compensation Tables section beginning on page 56. The board values stockholder opinions and the compensation committee of the board (the “Compensation Committee”) will consider the outcome of the advisory vote when considering future executive compensation decisions.
FOR

Proposal 4. Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers (page 76)
Proposal 4 affords stockholders the opportunity to cast a vote on how often we should conduct advisory votes at future annual stockholder meetings to approve the compensation (so-called “say-on-frequency” votes) of our Named Executive Officers. Stockholders may vote to have a say-on-pay vote every year, every two years, or every three years. Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of future advisory stockholder votes on the compensation of our Named Executive Officers.
1 YEAR

PROXY SUMMARY
Our Board’s Recommendation

Proposal 5. Approval of the AeroVironment, Inc. 2023 Employee Stock Purchase Plan (page 77)
The Compensation Committee and the board believe that it is in the best interests of the company and its stockholders to adopt the AeroVironment, Inc. 2023 Employee Stock Purchase Plan (“ESPP”) to allow employees to purchase shares of the company’s common stock at a discounted price.
FOR

Proposal 6. Stockholder proposal seeking to declassify the Board of Directors (page 83)
The Nominating and Corporate Governance Committee believes that a classified board structure continues to be in the best interests of the company and our stockholders. The company seeks a non-binding advisory vote from its stockholders on the stockholder proposal to declassify the board as described in the Stockholder Proposal section beginning on page 83. Although the board recommends AGAINST this vote, it values stockholder opinions and will take into account the outcome of the advisory vote.
AGAINST

PROXY SUMMARY
QUESTIONS AND ANSWERS (PAGE 86)

Please see the Questions and Answers section beginning on page 86 for important information about the proxy materials, voting, the annual meeting, company documents, communications and the deadlines to submit stockholder proposals for the 2024 annual meeting of stockholders. Additional questions may be directed to Investor Relations at (805) 520-8350 x4278 or https://investor.avinc.com/contact-us.
CORPORATE GOVERNANCE (PAGE 24)

The company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in the company. Highlights of our governance practices include:
•
Highly qualified and engaged board of directors, with relevant expertise for overseeing our strategy, capital allocation, performance, succession planning and risk

•
High proportion of independent directors (6 of 7)

•
Independent Audit, Compensation and Nominating and Corporate Governance Committees

•
Board comprised of directors with key skills, attributes and experiences linked to the company’s needs and business priorities

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Disclosed “skills matrix” for the board

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Regular board and committee self-evaluations

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Majority vote standard for election of directors in uncontested elections

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Lead Independent Director

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Regular reviews for board refreshment

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Active stockholder engagement

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Anti-hedging, anti-pledging, and anti-short sale policies for all executives, directors and employees

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Executive compensation driven by pay-for-performance philosophy

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Annual Say-on-Pay advisory vote on executive compensation

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Share ownership guidelines and share retention policy for executives and directors

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Compensation recovery (clawback) policy for executives

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Stockholders have a “proxy access” right to nominate director candidates and have those nominees included in our proxy statement, subject to meeting the requirements in our Bylaws

PROXY SUMMARY
DIRECTOR NOMINEES AND OTHER DIRECTORS (PAGES 13 — 21)

Name	Age	Director Since	Primary Experience	Committee Membership	# of Other Public Company Boards
Director Nominees
Philip S. Davidson*	63	2023	Retired Navy Admiral, founder of Davidson Strategies, LLC and current director of two other public companies	—	2
Mary Beth Long	59	—	Former United States Assistant Secretary of Defense for International Security Affairs	—	0
Stephen F. Page*1	83	2013	Former Chief Financial Officer of United Technologies Corporation and Chief Executive Officer of its Otis Elevator division and former director of public companies	A, NCG	0
Other Directors
Charles Thomas Burbage*	75	2013	Former Executive Vice President and General Manager, Joint Strike Fighter Program of Lockheed Martin	C, NCG, E	0
Cindy K. Lewis*	66	2021	President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc.	NGC	0
Catharine Merigold*2	67	2015	Founder and Managing Partner of Vista Ventures	A, C	0
Edward R. Muller*	71	2013	Former Chairman and Chief Executive Officer of GenOn Energy Inc. and current and former director of public companies	A, C, L	1
Wahid Nawabi	54	2016	President and Chief Executive Officer of the company since May 2016; former Chief Operating Officer and Senior Vice President of the company and General Manager of the company’s former Efficient Energy Systems (“EES”) division	—	0
* = Independent Director
L = Lead Independent Director
A = Audit Committee
C = Compensation Committee
E = Executive Committee
NCG = Nominating and Corporate Governance Committee
1.
If re-elected, the nominee will serve on the Audit Committee and Nominating and Corporate Governance Committee.

2.
Not standing for re-election at the 2023 annual meeting of stockholders.

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
Our board of directors currently consists of seven members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and our bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.
The term of office of the Class II directors, which include Philip S. Davidson, Catharine Merigold and Stephen F. Page, will expire at the beginning of the annual meeting.
Ms. Merigold has determined not to stand for re-election at the 2023 annual meeting.
At the recommendation of the Nominating and Corporate Governance Committee, our board of directors proposes the election of Philip S. Davidson, Mary Beth Long, and Stephen F. Page as Class II directors. Mr. Davidson and Mr. Page are incumbent directors. Our board of directors nominated Ms. Long to fill the vacancy to be created upon Ms. Merigold’s departure.
Each of Mr. Davidson, Ms. Long, and Mr. Page has indicated his or her willingness to serve if elected. If any of Mr. Davidson, Ms. Long or Mr. Page becomes unable to serve or for good cause will not serve, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors. There are currently two Class III directors, whose terms expire at the annual meeting of stockholders in 2024, and two Class I directors, whose terms expire at the annual meeting of stockholders in 2025.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein. If voting instructions are received, the proxy holders will vote the proxy cards received by them in accordance with the instructions received. In no event may the proxy holders vote for the election of more than three nominees. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.
The principal occupation and certain other information about the nominees, our other directors and our executive officers are set forth on the following pages.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE BOARD NOMINEES LISTED ABOVE.
Abstentions will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

Election Process and Voting Standard

There are no limits on the number of terms a director may serve. We believe term limits may cause the loss of experience and expertise important to the effective operation of our board of directors. However, to ensure that the board remains composed of high-functioning members able to keep their commitments to board service, the Nominating and Corporate Governance Committee evaluates the qualifications and considers the performance of each incumbent director before recommending the nomination of that director for an additional term. The Class II directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against”
that nominee’s election) to be elected as a director. Our Corporate Governance Guidelines, require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. The board of directors shall act on the Nominating and Corporate Governance Committee’s recommendation within one hundred (100) days

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
following the final certification of the election results and publicly disclose its decision, and the reasons for such decision if such offer of resignation is rejected.
In addition, pursuant to our Corporate Governance Guidelines, a director whose job responsibilities materially change since his or her last election as a director may be asked to submit a letter of resignation to the board. The board may request such a resignation letter if continuing service on the board by the individual is not consistent with the criteria deemed necessary for continuing service on the board.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the board a slate of nominees for the class of directors to be elected at each annual meeting of stockholders. Nominees may be suggested by directors, members of management or stockholders.
Stockholders who would like the Nominating and Corporate Governance Committee to consider their recommendations for nominees to the board of directors should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee in care of the Office of the Corporate Secretary, AeroVironment, Inc., 241 18TH Street South, Suite 415 Arlington, VA 22202 or by email to corporatesecretary@avinc.com. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration as other nominees.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
DIRECTOR QUALIFICATIONS AND
INDEPENDENCE
Directors are responsible for overseeing the company’s business consistent with their fiduciary duties to stockholders. This significant responsibility requires highly skilled individuals with diverse qualities, attributes and professional experience. The board believes that there are general requirements that are applicable to all directors and other skills and experience that only need to be represented on the board as a whole, but not necessarily possessed by each director. The board and the Nominating and Corporate Governance Committee carefully consider the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and the company’s current and future needs.

Qualifications Required of All Directors

In its assessment of each potential director nominee, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the company’s business or related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the board. The Nominating and Corporate Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill the responsibilities of a director to the company. The board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity, ethics and values, have a proven record of success and demonstrate respect for sound corporate governance requirements and practices. Each director must also possess practical and mature business judgment, as well as demonstrate innovative thinking and an entrepreneurial spirit — all qualities that the board believes are essential to its ability to maintain the company’s culture of innovation. In addition, the board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions while maintaining collegiality.
Specific Qualifications, Attributes, Skills and Experience to Be Represented on the Board
The board has identified the following qualifications, attributes, skills and experience listed in the bullets below as important for the board to possess as a whole, in light of the company’s current needs and business priorities:
•
personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company;

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extensive knowledge of the company’s business;

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aerospace and defense industry expertise;

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global and international business experience;

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strategic development experience, including mergers, acquisitions, venture capital and other strategic transactions;

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diversity of expertise and experience, including substantive matters pertaining to our business, relative to other directors;

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diversity of personal background, including gender, age and ethnicity, relative to other board members;

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experience in marketing, engineering, technology and innovation, operations, supply chain, manufacturing and legal;

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high level of financial literacy and experience;

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experience as a board member of another publicly-held company;

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data analytics experience;

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commercial business experience; and

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experience in scaling or growing a startup or small business into a significant business.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
Independence Determinations

Under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and the company’s Corporate Governance Guidelines, the board must consist of a majority of independent directors. In making independence determinations, the board observes Nasdaq and the Securities and Exchange Commission (“SEC”) criteria and considers all relevant facts and circumstances. To be considered independent under Nasdaq listing standards, a director must pass certain objective tests, such as not being an executive officer or employee of the company or having certain business dealings with the company. Additionally, Nasdaq independence standards include a subjective test that requires our board to make a subjective determination that an individual has no relationships that in the opinion of the company’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The board undertook a review of the independence of each director and nominee and considered whether each such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director and nominee regarding his or her business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and nominee, the board has determined that, other than Mr. Nawabi, all members of the board and Ms. Long qualify as independent directors in accordance with the Nasdaq listing standards and Rules 10C-1 and 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2023 NOMINEES FOR CLASS II DIRECTORS
2023 NOMINEES FOR CLASS II DIRECTORS
The board and the Nominating and Corporate Governance Committee believe that the combination of the various qualifications, skills and experience of the director nominees would contribute to an effective and well-functioning board. They also believe that the combination of the various qualifications, skills and experiences of the director nominees individually, and when combined with the other directors, will create a board possessing the necessary qualifications to provide effective oversight of the business and strategic advice and counsel to the company’s management.
Included in the biographies of the director nominees and the other directors below is an assessment of the specific qualifications, attributes, skills and experiences that such director nominees and the other members of the board provide to the board of directors and the company.
Catharine Merigold, director since 2015, is not standing for re-election at the 2023 annual meeting. The board wishes to thank Ms. Merigold for her years of leadership and service to AeroVironment, and to recognize her numerous contributions to the company during her tenure on the board. Due to her decision to not stand for re-election at the 2023 annual meeting, Ms. Merigold has been excluded from the biographies and qualifications, attributes, skills and experiences disclosures below. The board nominated Mary Beth Long to fill the vacancy to be created due to Ms. Merigold’s decision not to stand for re-election to the board.

2023 NOMINEES FOR CLASS II DIRECTORS
Director Nominees

Philip S. Davidson
Director Since:	2023
Age:	63
Board Committees and Leadership:	None
Summary of Experience:
Mr. Davidson has served as a member of our board of directors since June 2023. Mr. Davidson retired from the U.S. Navy in May 2021, following a highly distinguished military career which spanned nearly 39 years of service and culminated in his appointment as a four-star Admiral and in service as Commander of United States Indo-Pacific Command (INDOPACOM) from 2018 to 2021. Mr. Davidson founded and now runs Davidson Strategies LLC, a management, technical and strategic advisory firm.
Mr. Davidson is currently on the board of directors of Par Pacific Holdings, Inc., an oil and gas exploration and production company, Norfolk Southern Corporation, a freight transportation network operator, and the Center for Strategic and Budgetary Assessments, an independent, non-profit policy research institute. He received a Bachelor of Science degree in Physics from the U.S. Naval Academy in 1982 and a Master of Arts in National Security and Strategic Studies from the U.S. Naval War College in 1992.
He is also a Board Member at the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute, and serves on military advisory groups to the Sasakawa Peace Foundation USA, as well as the United States Institute of Peace.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
From his 39 years of service in the U.S. Navy, and service on military advisory groups, Mr. Davidson brings highly relevant experience to our military-focused intelligent, multi-domain robotic systems business. He offers critical insight into the needs and demands of our UAS customers.

Extensive Global or International Business Experience
As a result of his military service and consulting experience, Mr. Davidson has extensive international business experience, including knowledge of international military customers, which is highly relevant to our expanding international business.

Public Company Board Experience Mr. Davidson’s service as Director at Par Pacific Holdings, Inc. provides us with valuable corporate governance and board leadership experience.

2023 NOMINEES FOR CLASS II DIRECTORS
Mary Beth Long
Director Since:	n/a
Age:	59
Board Committees and Leadership:	None
Summary of Experience:
Ms. Long is an American foreign policy expert, entrepreneur, and former U.S. Government official. From 2007-2009, Ms. Long served as the Assistant Secretary of Defense under Secretary of Defense Robert E. Gates, where she was the first woman confirmed to a four-star military equivalent position by the U.S. Senate. This role was the culmination of 17 years of intelligence and defense related government service where she held multiple leadership roles including Chair of NATO’s nuclear and missile defense High Level Group (HLG), Principal Deputy Secretary of Defense for Asia and Southeast Asia, and Deputy Secretary of Defense for Counter Narco-terrorism.
Ms. Long is currently the Principle at both MB Long and Associates, PLLC, a law firm specializing in defense sales, contracting and compliance, as well as Askari Defense & Intelligence, LLC, a firm focused on international consultancy, since founding each firm in 2010. Ms. Long was also a director for Red Cat Holdings, Inc. from November 2022 through July 2023. Ms. Long additionally acted as a consultant for Global Alliance Advisors, Inc., an international advisory firm, from 2017 to Novmber 2021. In addition, Ms. Long also founded and led a highly successful government contracting firm, Metis Solutions, LLC, which she sold in 2016 to a private equity group.
Ms. Long is an Honors Graduate, magna cum laude, and Phi Beta Kappa from Penn State University, where she studied the Chinese language abroad in Taiwan. She currently serves on the university’s Provost’s Global Advisory Council. She also received her law degree, with honors, from Washington and Lee School of Law. Ms. Long is a member of the Board of Directors of the International Spy Museum and the Defense Intelligence Memorial Fund.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
Ms. Long is regularly called upon to be a policy expert based on her many post government roles, including as Senior Subject Matter Expert for the Supreme Allied Commander of NATO, Senior Advisor to the Director of USAID at the Department of State, and as a Senior International Advisor to the Minister of Defense of Colombia. Ms. Long is a member of the U.S. Chamber of Commerce Defense and Aerospace Export Council and is a Cipher Brief Expert. She also is an active member of the Council on Foreign Relations (CFR) and has presided over meetings regarding NATO, Ukraine, Afghanistan and other timely topics.
From her 17 years intelligence and defense related government service, in addition to her years serving as a multi-disciplinary policy expert, Ms. Long’s experience and insight would bring exceedingly relevant experience to our military-focused intelligent, multi-domain robotic systems business.

Extensive Global or International Business Experience
As the owner of the law firm MB Long & Associates, PLLC, specializing in export compliance and defense, as well as founding and leading multiple successful advisory firms focusing on international defense markets, Ms. Long’s international business experience would be extremely valuable to us as international business becomes an increasingly important component of our business.

Public Company Board Experience Ms. Long’s prior service as Director at Red Cat Holdings, Inc. would provide us with valuable corporate governance and board leadership experience.

2023 NOMINEES FOR CLASS II DIRECTORS
Stephen F. Page
Director Since:	2013
Age:	83
Board Committees and Leadership:	Member of Audit Committee and Chair of the Nominating and Corporate Governance Committee
Summary of Experience:
Mr. Page has served as a member of our board of directors since 2013. Mr. Page served on the board of directors and audit committees of Lowe’s Companies, Inc., a home-improvement retailer, from 2003 to 2012; PACCAR, Inc., one of the largest manufacturers of medium and heavy duty trucks in the world, from 2004 to 2012; and Liberty Mutual Holding Company Inc., one of the largest property and casualty insurance companies in the U.S., where he was lead director. Before retiring in 2004, Mr. Page served in many leadership roles at United Technologies Corporation, a provider of high-technology products and services to the global aerospace and building systems industries that merged with Raytheon Corporation in April 2020 to form Raytheon Technologies Corporation, including director, Vice Chairman and Chief Financial Officer, and President and Chief Executive Officer of Otis Elevator, formerly a division of United Technologies. Mr. Page holds a B.S. in business administration from Loyola Marymount University and J.D. from Loyola Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Page has extensive executive leadership experience at large public companies. He served as Chief Financial Officer of United Technologies, a global provider of high-technology products and support services in the aerospace and building industries with annual revenues of approximately $77 billion prior to its merger with Raytheon Corporation in April 2020, and he also served as Chief Executive Officer of Otis Elevator, a former multibillion dollar revenue generating unit of United Technologies, as Chief Financial Officer of Black & Decker Corporation, a manufacturer of power tools, and as General Counsel of the McCullough Corporation, a subsidiary of Black & Decker.

Extensive Global or International Business Experience
Mr. Page gained extensive experience leading international businesses in his executive leadership roles at United Technologies and as a director of PACCAR. This international business experience is extremely valuable to us as international business becomes an increasingly important component of our business.

Defense and Related Industry Experience
From his experience in leadership roles at United Technologies, Mr. Page brings highly relevant experience to our military-focused unmanned aircraft systems business.

Commercial Business Experience
Mr. Page gained substantial experience in commercial business operations through his positions at United Technologies and Black & Decker Corporation. Mr. Page’s commercial business experience is of significant importance to the board as the company expands its commercial operations.

Public Company Board Experience
Mr. Page’s service as Vice Chairman of United Technologies and as the Lead Independent Director at Liberty Mutual and his experience as a director of United Technologies, PACCAR and Lowe’s provides us with valuable corporate governance and board leadership experience.

Financial Expertise
Having served as Chief Financial Officer of two major public companies and as Audit Committee Chair of Lowe’s, PACCAR and Liberty Mutual, Mr. Page brings a wealth of financial, capital allocation and audit committee experience to the company and the board.

2023 NOMINEES FOR CLASS II DIRECTORS
Continuing Directors

Charles Thomas Burbage
Director Since:	2013
Age:	75
Board Committees and Leadership:	Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Executive Committee
Summary of Experience:
Mr. Burbage has served as a member of our board of directors since 2013. Mr. Burbage retired from Lockheed Martin Aeronautics Company in April 2013, after a 33-year career during which he served most recently as Executive Vice President and General Manager, Joint Strike Fighter Program from 2000 to 2013. Mr. Burbage also served on active duty in the U.S. Navy as a Naval aviator and recorded more than 3,000 flight hours in 38 types of military aircraft before retiring as a Captain in the U.S. Naval Reserve in 1994. Mr. Burbage currently serves as a director of Terma North America, Inc., Chemring Group, Inc., a subsidiary of Chemring Group PLC, and GKN Aerospace North America, Inc. Mr. Burbage received a B.S. in aerospace engineering from the U.S. Naval Academy and holds an M.S. in aeronautical systems from the University of West Florida and an M.B.A. from the University of California, Los Angeles.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer or Executive Experience
Mr. Burbage was the Lockheed Martin executive responsible for the F-35 Joint Strike Fighter program from its inception to adoption. He brings to the board the experience of managing a complex global program involving U.S. military and international customers and global industrial partners.

Extensive Global or International Business Experience
Mr. Burbage’s leadership of the F-35 Joint Strike Fighter program involved international business development activities on a global basis. The F-35 was sold to more than 10 countries and involved a global manufacturing capability. This experience is particularly relevant to us as we pursue larger and more complex international business opportunities.

Defense Industry Related Experience
In addition to decades of experience as an executive of Lockheed Martin, Mr. Burbage previously served as a Naval aviator and test pilot. He received numerous industry awards, including the U.S. Naval Academy/Harvard Business Review Award for Ethical Leadership. His defense industry and Naval officer experience provides important insights to the board on our largest business and customer set.

Science, Technology and Innovation Experience
Mr. Burbage has an extensive engineering background. He has a B.S. in aeronautical engineering from the U.S. Naval Academy and an M.S. in aeronautical systems from the University of West Florida. He applied this technical and engineering knowledge as a Naval aviator and in his management roles at Lockheed Martin. This background and experience is critically important to the board because of the innovative nature and technical complexity of our products.

2023 NOMINEES FOR CLASS II DIRECTORS
Edward R. Muller
Director Since:	2013
Age:	71
Board Committees and Leadership:	Chair of Audit Committee and member of Compensation Committee; Lead Independent Director
Summary of Experience:
Mr. Muller has served as a member of our board of directors since 2013. Mr. Muller served as Vice Chairman of NRG Energy, Inc., a U.S.-based producer and retail supplier of electricity, from December 2012 to February 2017. Prior to the merger in 2012 of NRG and GenOn Energy Inc., Mr. Muller served as the Chairman and Chief Executive of GenOn, which also produced and sold electricity in the United States, a position he held beginning in 2010. From 2005 to 2010, Mr. Muller was Chairman and Chief Executive of Mirant Corporation, which produced and sold electricity in the United States and internationally. Previously, Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy until 2000, which produced electricity in the United States and internationally. Mr. Muller previously served as Vice President, Chief Financial Officer, General Counsel and Secretary of Whittaker Corporation, a conglomerate with activities in aerospace, chemicals, healthcare and metals. Mr. Muller serves as a director of Transocean Ltd., an offshore oil and gas driller, CarbonBuilt, Inc., Concrete, AI, Inc., Equatic, Inc., Nextli Technologies, Inc., Specifx, Inc., and x/44, Inc. He previously served as a director of Contact Energy, Ltd., Edison Mission Energy, Interval, Inc., Oasis Residential, Inc., Ormat Technologies, Inc., RealEnergy, Inc., RigNet Inc., Strategic DataCorp., The Keith Companies, Inc., and Whittaker Corporation. Mr. Muller is a member of the Council on Foreign Relations and the Pacific Council on International Policy, and previously was Chairman of the U.S. — Philippines Business Committee, Co-Chairman of the International Energy Development Council and a member of the Board of Trustees of the Riverview School. Mr. Muller received his undergraduate degree from Dartmouth College and a J.D. from Yale Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Muller brings broad and extensive executive leadership experience to our board, having served as Chief Executive Officer of large companies that produced electricity for more than 15 years and as Chief Financial Officer and General Counsel of Whittaker Corporation.

Public Company Board Experience
Serving or having served as a director of 11 different public companies, Mr. Muller brings tremendous business and corporate governance oversight experience to the company and its board.

Financial Expertise
Mr. Muller has extensive financial and accounting experience as a Chief Executive Officer of several energy companies and as Chief Financial Officer of Whittaker Corporation and from serving on numerous public company audit committees. Our board and Audit Committee benefit from Mr. Muller’s extensive financial and accounting experience.

Extensive Global or International Business Experience
Mr. Muller has extensive international business experience and is a recognized expert on international policy and energy development. Besides his substantial international business experience as a Transocean Ltd. director, Mr. Muller serves as a Member of the Council on Foreign Relations and the Pacific Council on International Policy and was previously Chairman of the U.S. Philippines Business Committee and Co-Chairman of the International Energy Development Council.

2023 NOMINEES FOR CLASS II DIRECTORS
Cindy K. Lewis
Director Since:	2021
Age:	66
Board Committees and Leadership:	Member of the Nominating and Corporate Governance Committee
Summary of Experience:
From July 1998 to June 2023, Ms. Lewis served as the President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc. She has served as Chairperson of AirBorn since November 2013. AirBorn is a middle-market, employee-owned company specializing in high reliability electronics manufacturing. Ms. Lewis has served in the manufacturing industry for over 40 years, with experience in accounting and finance, supply chain and manufacturing, information technology, business development, distribution and general management. From approximately 2006 through 2019, Ms. Lewis served in various board and officer roles for the National and Southwest Chapter of the ESOP Association, which promotes employee ownership awareness, best practices and provides strong lobbying efforts in Congress. Ms. Lewis currently serves on the Georgetown, Texas Chamber of Commerce Board of Directors. Ms. Lewis earned her Bachelor’s Degree in Accounting from The University of Texas at Arlington — College of Business and completed an Executive Development Program at The Wharton School, University of Pennsylvania.

Specific Qualifications, Attributes, Skills and Experience

Global or International Business Experience
Ms. Lewis has over 20 years of international business experience while at AirBorn, including developing both a broad global supply chain and a growing a global customer base. AirBorn has manufacturing locations in Canada and Europe, as well as strong contract manufacturing relationships in Asia. Ms. Lewis’ international business experience is a valuable asset to our board as we grow our international presence and sales.

Science, Technology and Innovation Experience
Ms. Lewis’s career includes management, development and oversight of various types of technologies. With electronic products that require heavy engineering and collaboration with customers for design, Ms. Lewis managed new product development for AirBorn, as well as new manufacturing processes and automation technologies. AirBorn filed for and received numerous patents under Ms. Lewis’ leadership. Ms. Lewis was the original architect of cybersecurity strategy for AirBorn and is the board cyber sponsor with a certificate of cybersecurity oversight from Carnegie Mellon. Ms. Lewis sponsors digital transformation and digital progression projects to ensure the company keeps pace with the rapid acceleration of software technology in all aspects of the business.

Related Industry Experience — Customer Relationships
Ms. Lewis was directly responsible for managing various key customer relationships, ensuring service, expectations and contract negotiations provided a favorable partnering environment for both AirBorn and its customers. Four of AirBorn’s five original customers from the 1950s remained top ten OEM customers through Ms. Lewis’ retirement as President and Chief Executive Officer of AirBorn. Primary industry experience includes Military Aerospace, Medical, Semiconductor, and Energy.

Investment and M&A Expertise
Ms. Lewis led AirBorn through five acquisitions since 2002, broadening the company’s capabilities and providing strategic market diversification. Ms. Lewis was directly involved in all negotiations with acquisition targets as well as funding for these acquisitions. Ms. Lewis directed subsequent integration activities. Ms. Lewis also led AirBorn through numerous major refinancing transactions over the years to fund acquisitions and growth capital investments. She led the selection of financial institutions for fund raising of major transactions, and was directly involved in all related contract negotiations. Ms. Lewis additionally led the strategy and execution of refinancing which transitioned AirBorn to a 100% ESOP owned subchapter S corporation in 2003.

Experience Scaling and Small Business
Under her leadership at AirBorn, Ms. Lewis and her team successfully led the company through several levels of transition from a small connector job shop to a middle market electronics company. Ms. Lewis developed AirBorn’s growth strategy and led the execution of initiatives to achieve AirBorn’s growth.

Chief Executive Officer and Executive Experience
Ms. Lewis served as President and Chief Executive Officer of AirBorn from 1998 to 2023, bringing significant experience and insight to the board from financial, operations and strategic growth perspectives. Her prior positions at AirBorn include Chief Operating Officer, Vice President of Manufacturing, Vice President of Supply Chain, General Manager.

2023 NOMINEES FOR CLASS II DIRECTORS
Cindy K. Lewis

Defense Industry Experience
Ms. Lewis has over 30 years of experience providing high reliability products and technical solutions to the Military and Aerospace industries domestically and internationally.

ESG — Environmental, Social, Governance
Ms. Lewis has extensive experience in regulatory compliance and ensured AirBorn maintained robust compliance and governance practices. She oversaw ESG strategy and activities, and led the company’s Diversity, Equity, Inclusion (DEI) activities.

2023 NOMINEES FOR CLASS II DIRECTORS
Wahid Nawabi
Director Since:	2016
Age:	54
Board Committees and Leadership:	Chairman of the Board; member of the Executive Committee
Summary of Experience:
Mr. Nawabi has served as our President and Chief Executive Officer since May 2016. Previously, Mr. Nawabi served as our President and Chief Operating Officer from January 2016 to May 2016 and as Senior Vice President and Chief Operating Officer from April 2015 to January 2016. He also served as Senior Vice President and General Manager, EES from December 2011 to April 2015. Prior to joining the company, Mr. Nawabi served as Vice President, Global Sales of Altergy Systems, a designer and manufacturer of fuel cell power systems, from March 2010 through November 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies, a producer and marketer of electrical power storage and conversion products, from February 2009 through March 2010. Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion Corporation, a provider of power protection products and services, in a succession of positions of increasing responsibility, most recently as Vice President, Enterprise Segment, North America and Canada. During his 16-year tenure at American Power Conversion, Mr. Nawabi was instrumental to the company’s growth into global market leadership positions in power protection and data center physical infrastructure, with significant roles in starting and growing the company’s data center physical infrastructure business and in developing and expanding the company’s business across Europe and Asia. Mr. Nawabi currently serves as the Chairman of the Board of LiquidStack, Inc. Mr. Nawabi has a B.S. in electrical engineering from the University of Maryland, College Park.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Nawabi brings significant executive and leadership experience to the board from his experience in various executive roles at the company since 2011 and his prior experience at Altergy Systems, C&D Technologies and American Power Conversion.

Extensive Knowledge of the Company’s Business
Mr. Nawabi has gained extensive knowledge of our business operations since joining our company in 2011 as Senior Vice President and General Manager, EES. His knowledge of all aspects of our business, operations and products, including his current service as our President and Chief Executive Officer, allows him to bring valuable practical information and insight to the board.

Extensive Global or International Business Experience
Through his experience as Vice President, Global Sales of Altergy Systems and of C&D Technologies, as well as his service as our Chief Operating Officer, President and Chief Executive Officer, Mr. Nawabi has gained extensive international business experience. At C&D Technologies, Mr. Nawabi helped expand and grow the business throughout Latin America, which led to the expansion of the company’s presence both in manufacturing capacity as well as sales, marketing and customer service in such regions. Additionally, Mr. Nawabi helped develop American Power Conversion’s business across Europe and Asia. As our international sales continue to increase, Mr. Nawabi’s international experience is a valuable asset to our board.

Science Technology and Innovation Experience
As the General Manager of the company’s former EES business segment, Mr. Nawabi oversaw the launch of multiple innovative and successful new products to market and was responsible for revamping the division’s product development processes, which were eventually implemented across the company’s UAS segment as well. Additionally, while at American Power Conversion, Mr. Nawabi was instrumental in launching numerous innovative products to market, many of which were recognized as “industry firsts.”

2023 NOMINEES FOR CLASS II DIRECTORS
SUMMARY OF DIRECTOR NOMINEES

The following information and graphics summarize the qualifications of the nominees for Class II director and the other continuing members of the board, excluding Ms. Merigold who is not standing for re-election. Based on a careful assessment, the Nominating and Corporate Governance Committee and the board have concluded that each nominee is qualified to serve as a director and that the collective board, including the nominees for election, possesses the necessary qualifications, attributes, skills and experience to provide effective oversight of the business and provide strategic advice and counsel to the company’s management.
All nominees and other directors exhibit:
• High integrity	• Innovative thinking
• Proven record of success	• Knowledge of corporate governance
Our director nominees and other directors bring a balance of important skills to our boardroom
The fact that an item is not highlighted for a director does not mean that the director does not possess that qualification, attribute, skill or experience.

	Nominees			Continuing Directors				Totals
Attribute	Davidson	Long	Page	Burbage	Lewis	Muller	Nawabi	Nominees	Board
CEO and Executive Experience	✓	✓	✓	✓	✓	✓	✓	3	7
Knowledge of Company Business			✓	✓			✓	1	3
Defense/Aerospace Industry or Military Experience	✓	✓	✓	✓	✓		✓	3	6
International Business Experience		✓	✓	✓	✓	✓	✓	2	6
Other Public Board Experience	✓	✓	✓			✓		3	4
Science, Technology and Innovation				✓	✓		✓	0	3
Commercial Business Experience		✓	✓		✓		✓	2	4
Financial Literacy		✓	✓		✓	✓	✓	2	5
Strategic Development Experience		✓	✓		✓	✓	✓	2	5
Scaling Business Experience		✓	✓	✓	✓	✓	✓	2	6
Data Analytics Experience							✓	0	1

2023 NOMINEES FOR CLASS II DIRECTORS
Our director nominees and other continuing directors provide an effective mix of experience and fresh perspective.
INDEPENDENCE

PRIOR BOARD SERVICE

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE

Board of Directors and Committees

Our board of directors functions in a collaborative manner and all directors play an active role in overseeing the company’s business both at the board and committee levels. The 2023 director nominees consist of three Class II director nominees, each of whom is an independent director and each of whom has significant leadership experience and knowledge of the company’s industry.
Pursuant to our bylaws, our board must annually elect one of its members to serve as Chairman of the Board, who shall preside over meetings of the board and stockholders, consult and advise the board and its committees on the business and affairs of the company, and perform such other duties as may be assigned by the board. Our bylaws also require the board to designate annually an independent director to serve as the Lead Independent Director if the Chairman of the Board is not an independent director. The designation of a Lead Independent Director is for a one-year term and a Lead Independent Director may be eligible for re-election at the end of that term. Designation as such does not impose on the Lead Independent Director any obligation or standard greater than or different from those of the company’s other directors. The Lead Independent Director has the following roles and responsibilities:
•
presides at all meetings of the board or stockholders at which the Chairman of the Board is not present;

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serves as a liaison on board-related issues between the Chairman of the Board and the independent directors;

•
reviews and provides input to the Chairman of the Board regarding the nature, scope and timeliness of information that management provides to the board;

•
reviews and provides input to the Chairman of the Board regarding the agendas for board meetings and the annual schedule of board meetings;

•
presides at meetings of the independent directors and apprises the Chairman of the Board of the issues discussed, as appropriate; and

•
performs such other duties as the board may from time to time delegate.

Our officers, under the direction of our Chief Executive Officer, are generally in charge of the day-to-day affairs of the company, subject to the powers reserved to the board.
As set forth in the company’s Corporate Governance Guidelines, regularly scheduled executive sessions of independent directors are held at least twice per year. In addition, the non-employee directors also hold regular executive sessions. These meetings allow our independent and non-employee directors to discuss issues of importance to the company, including the business and affairs of the company, as well as matters concerning management, without any member of management present. Independent directors chair all of the board committees (except our Executive Committee), which are described below.
Board Leadership Structure
We do not have a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. The company’s governance framework provides the board with flexibility to select the appropriate leadership structure for long-term success of the company. In making leadership structure determinations, including whether to separate or combine the Chairman of the Board and Chief Executive Officer roles, the board considers many factors, including the specific needs of the business and what is in the best interests of the company’s stockholders.
Our current leadership structure is as follows:
•
Chairman of the Board, President and Chief Executive Officer: Wahid Nawabi

•
Lead Independent Director: Edward R. Muller

•
Committees led by independent directors

•
Active engagement by all directors

The board believes that this leadership structure, consisting of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Independent Director and strong, active independent directors, is the optimal structure to guide our company and maintain the focus required to achieve our business goals. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors. It provides a single leader who is understood by our employees, customers, business partners, and stockholders as providing strong leadership for the company, which enhances our ability and agility to manage resources and provides the focus required to implement our complex business strategy.

CORPORATE GOVERNANCE
The Board’s Role in Strategy Oversight
Our board of directors is actively involved in overseeing our strategy and its execution. In addition to discussing business goals and priorities and broader strategic issues regularly, the board engages with management on future opportunities for the company and how emerging trends, technologies and global developments may impact the company, our customers and business partners, end markets and our stakeholders and how the company should navigate such matters. Our board of directors guides our strategic direction and helps ensure our business strategies align to long-term value creation.
The Board’s Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management and delegates many of these functions to the Audit Committee, which reports regularly to the board. Under its charter, the Audit Committee is responsible for discussing with management the company’s policies with respect to risk assessment and risk management. The committee is chartered to discuss with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. In addition to the Audit Committee’s work in overseeing risk management, our full board engages in discussions of the most significant risks that we face and how these risks are being managed. Our Compensation and Nominating and Corporate Governance Committees are also involved in evaluating risks that fall within the purview of those committees’ responsibilities.
The Board’s Role in Environmental, Social and Governance (ESG) Matters Oversight
Our board of directors provides oversight of ESG matters and regularly receives reports from our ESG Committee. Formed in 2020, the company’s ESG Committee, which is comprised of members of senior management and other functional area leaders, sets goals regarding ESG matters, directs ESG initiatives, and reviews progress on ESG matters with the board.
In 2022, the ESG Committee, with support of the board, commissioned the company’s first Corporate Social Responsibility (“CSR”) report, that was published on the company website in August 2022. The company expects to publish its updated CSR report in the second quarter of its Fiscal 2024. The Compensation Committee of the board also included an ESG metric in each of the 2022 and 2023 executive bonus plans. Company management included the same ESG metrics in the 2022 and 2023 bonus plans for non-executive employees as well.
The Board’s Role in Human Capital Management
The board acknowledges that our employees are the company’s most valuable asset and the driving force behind our success, and seeks to ensure that the company is known for cultivating a positive and welcoming work environment — one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. Our board of directors believes that a diverse and inclusive workforce is a major catalyst for driving innovation and an important aspect of our ESG efforts.
Board Meetings
Under the company’s bylaws, regular meetings of the board are held at such times as the board may determine. Special meetings of the board may be called by the Chairman of the Board or the President on 48 hours’ notice to each director or by the President or the Corporate Secretary after receiving a written request of two directors on 48 hours’ notice. The board held 7 meetings in fiscal year 2023. Each director attended at least 75% of all meetings of the board of directors and each committee on which he or she sat during fiscal year 2023.
Annual Meeting Attendance
The company does not have a formal policy regarding directors’ attendance at annual meetings of stockholders, but encourages all directors to attend such meetings. All six directors who were serving as directors after the start of the 2022 annual meeting of stockholders attended the annual meeting.
Board Committees
The board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The board has adopted a written charter for each of these committees, which are available on the company’s website at www.avinc.com by clicking on “Investors” and then clicking on “Corporate Governance”. All of the members of each of these standing committees (other than the Executive Committee) meet the criteria for independence prescribed by the SEC and Nasdaq. The information contained on our website is not incorporated by reference into, and does not form a part of, this proxy statement. Our board of directors may establish other committees to facilitate the management of our business. Additional information about the committees is provided below.

CORPORATE GOVERNANCE
Audit Committee
Committee Chair:	Edward R. Muller
Other Committee Members:	Stephen F. Page and Catharine Merigold
Meetings held in FY2023:	6
The board has determined that Mr. Muller and Mr. Page qualify as audit committee financial experts as defined by the rules of the SEC. All committee members are able to read and understand fundamental financial statements in accordance with Nasdaq requirements. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:
•
selecting and hiring our independent registered public accounting firm;

•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•
reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•
reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•
reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•
overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•
reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;

•
reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•
establishing procedures for the receipt, retention and treatment of complaints (including procedures for receiving and handling complaints on a confidential and anonymous basis) regarding accounting, internal accounting controls or auditing matters, including employee concerns regarding questionable accounting or auditing matters;

•
preparing the audit committee report that the SEC requires in our annual proxy statements; and

•
reviewing and approving any related party transactions.

The Code of Business Conduct and Ethics (“code of conduct”), is our code of ethics for directors, executive officers, employees and agents. Any amendment to the code of conduct that applies to our directors or executive officers may be made only by the board or a board committee and will be disclosed on our website.
The code of conduct is available at http://investor.avinc.com. The Audit Committee charter and the code of conduct are also available in print to any stockholder who requests them.
Upon the retirement of Ms. Merigold as a director of the company, the board will appoint a qualified new member to the Audit Committee.
Compensation Committee
Committee Chair	Charles Thomas Burbage
Other Committee Members:	Catharine Merigold and Edward R. Muller
Meetings held in FY2023	5
Our Compensation Committee’s purpose is to assist our board of directors in determining the development plans and compensation for our senior management and the compensation to be paid to directors for board and committee service. The Compensation Committee of our board consists of three independent directors. The Compensation Committee’s responsibilities with respect to executive and director compensation are:
•
to review our compensation philosophy;

•
to review and recommend to the board corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and review and recommend to the board the compensation of our Chief Executive Officer;

•
to review and approve all compensation of our executive officers and all other officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act;

•
to review all employment agreements and severance arrangements of executive officers;

•
to review and recommend to the board compensation for non-management directors’ service on the board and any committees;

•
to review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

CORPORATE GOVERNANCE
•
to review and approve the Compensation Discussion and Analysis contained in this proxy statement; and

•
to review and approve executive officer indemnification and insurance matters.

In addition, the Compensation Committee is responsible for the general administration of all executive compensation plans, including:
•
setting performance goals for our executive officers and reviewing their performance against these goals;

•
approving all amendments to, and terminations of, all such compensation plans and any awards under such plans;

•
granting awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; and

•
making recommendations to the board with respect to awards for directors under our equity incentive plans.

In addition, the Compensation Committee has the sole authority, in accordance with applicable securities laws, rules and regulations and Nasdaq listing standards, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee is responsible for the appointment, compensation and oversight of the work of any compensation advisors retained by the Compensation Committee. Subject to any exceptions under the Nasdaq listing standards, prior to selection and engagement of any compensation advisor, the Compensation Committee will undertake an analysis of the independence of each such compensation advisor under the independence factors specified in the applicable requirements of the Exchange Act and the Nasdaq listing standards. The company will provide for appropriate funding, as determined by the Compensation Committee in its sole discretion, for payment of compensation to any compensation advisors retained by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during the fiscal year ended April 30, 2023 were Charles Thomas Burbage, Catharine Merigold and Edward R. Muller. None of the current or proposed members of our Compensation Committee at any time has been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Nominating and Corporate Governance Committee
Committee Chair:	Stephen F. Page
Other Committee Members:	Charles Thomas Burbage and Cindy K. Lewis
Meetings held in FY2023:	5
Our Nominating and Corporate Governance Committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include:
•
evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•
administering a policy for considering stockholder nominees for election to our board of directors;

•
evaluating and recommending candidates for election to our board of directors;

•
overseeing our board’s performance and self-evaluation process; and

•
reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Our board of directors believes that it should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
When evaluating director candidates, the Nominating and Corporate Governance Committee takes into account the degree to which a candidate fulfills the criteria contained in the Corporate Governance Guidelines and other factors consistent with those guidelines, including the following:
•
independence from management;

•
personal and professional integrity, ethics and values;

•
practical and mature business judgment;

•
experience as a Chief Executive Officer, President or other executive officer of a public or large private company;

•
extensive knowledge of the company’s business or experience in one or more industries in which we

CORPORATE GOVERNANCE
compete, including aerospace and defense, or industrials;
•
global and international business experience;

•
experience in strategic development activities, including mergers, acquisitions, partnerships and venture capital transactions;

•
experience in marketing, engineering, technology and innovation, operations, supply chain and manufacturing, and legal;

•
a high degree of financial literacy and experience;

•
experience as a board member of another publicly held company;

•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•
diversity of personal background relative to other board members, including gender, age, and ethnic diversity;

•
data analytics experience;

•
commercial business experience; and

•
experience in scaling or growing a startup or small business into a significant business.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:
•
a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•
the name of and contact information for the candidate and shareholder making the recommendation;

•
a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•
with respect to each of the proposing stockholder and the candidate, the class and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record;

•
with respect to each of the proposing stockholder and the candidate, any derivative, swap or other transaction, or series of transactions, the purpose or effect of which is to give such party economic risk similar to ownership of shares of our capital stock;

•
with respect to each of the proposing stockholder and the candidate, any proxy, agreement,

arrangement, understanding or relationship that confers a right to vote any of our shares of capital stock;
•
with respect to each of the proposing stockholder and the candidate, any agreement, arrangement, understanding or relationship engaged in, directly or indirectly, to reduce the level of risk of loss to, or increase or decrease the voting power of, such party with respect to our shares of capital stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of our shares of capital stock;

•
with respect to each of the proposing stockholder and the candidate, any right to dividends on any of our shares of capital stock owned beneficially by such party that are separated from our underlying shares of capital stock;

•
with respect to each of the proposing stockholder and the candidate, opportunity to profit from, or any performance-related fees such party is entitled to, based on the increase or decrease in the value of any of our shares of capital stock;

•
all information relating to the proposing stockholder and the candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder, on the one hand, and the candidate, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K promulgated under the Exchange Act if such proposing stockholder were the “registrant” for purposes of such rule and the candidate were a director or executive officer of such registrant; and

•
a completed and signed questionnaire, representation and agreement with respect to the candidate’s background, any voting commitments or compensation arrangements and the candidate’s commitment to abide by our Corporate Governance Guidelines.

Under our by-laws, eligible shareholders may also nominate persons for our Board of Directors for inclusion in our Proxy Statement. This is commonly

CORPORATE GOVERNANCE
known as “proxy access.” A shareholder, or a group of up to 20 shareholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our by-laws.
In addition, we may require any candidate to furnish such other information as may reasonably be required by us to determine the eligibility of such candidate to serve as an independent director in accordance with our Corporate Governance Guidelines or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such candidate.
Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:
•
the director’s performance on the board of directors; and

•
whether the director’s re-election would be consistent with our Corporate Governance Guidelines.

Executive Committee
Committee Chair:	Wahid Nawabi
Other Committee Member:	Charles Thomas Burbage
Meetings held in FY2023:	0
Our Executive Committee’s purpose is to exercise the powers of the board of directors when the board is not in session, subject to specific restrictions as to powers retained by the full board of directors or delegated to other committees of the board of directors. Powers retained by the full board of directors include those relating to amendments to our certificate of incorporation and bylaws, mergers, consolidations and sales or exchanges involving substantially all of our assets.
Board Self-Evaluations
The board of directors conducts annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the board and to determine whether the board and its committees are functioning effectively. During the year, the Nominating and Corporate Governance Committee receives input on the board and committee performance from directors and discusses the input with the full board. The self-assessment focuses on the board’s contribution to the company and on areas in which the board believes that the board or any of its committees could improve.
Communication with the Board
The board has established a process to facilitate communication with stockholders and other interested parties. Communications can be addressed to the directors in care of the Corporate Secretary, 241 18th Street South, Suite 415, Arlington, VA 22202 or by email to corporatesecretary@avinc.com. At the direction of the board, all mail received may be opened and screened for security purposes. The board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “outside directors” or “non-employee directors” will be forwarded or delivered to the Lead Independent Director. Mail addressed to the “board of directors” will be forwarded or delivered to the Chairman of the Board.
Commitment to Good Corporate Governance

The board has adopted various policies and guidelines as part of the company’s commitment to good corporate governance. Examples of such polices include:
•
anti-hedging and anti-short sale policies for executives, directors and employees which prohibit the use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock;

•
share ownership guidelines and share retention policy for executives and directors; and

•
a compensation recovery policy for executives.

CORPORATE GOVERNANCE
Board Diversity

Although the board does not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Nominating and Corporate Governance Committee assesses the effectiveness of this approach as part of its review of the board’s composition as well as in the course of the board’s and Nominating and Corporate Governance Committee’s self-evaluation. With the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity.
Board Diversity Matrix (As of August 2, 2023)1
Total Numbers of Directors	7
	Female	Male	Non-Binary	Did not Disclose Gender
Part 1: Gender Identity
Directors	2	5	0	0
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

1.
Table (a) includes Catharine Merigold, who is not standing for re-election at the 2023 annual meeting and (b) excludes director nominee Mary Beth Long who was not a director as of August 2, 2023.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation of Non-Employee Directors

The general policy of our board of directors is that compensation for non-employee directors should be delivered through a mix of cash and equity-based pay. We do not pay management directors for board service in addition to their regular employee compensation. Our Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The board of directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.
The Compensation Committee engages an independent compensation consultant, Pay Governance LLC (“Pay Governance”), a national compensation consulting firm, to assist it in reviewing director compensation on a biennial basis. In June 2021, Pay Governance prepared a report for the Compensation Committee with non-employee director compensation data of peer companies identified by Pay Governance, which the Compensation Committee and the board of directors used in setting non-management director compensation for fiscal year 2023. In June 2022, after discussing the compensation of non-management directors with Pay Governance, the Compensation Committee recommended, and the board determined, that the annual cash retainer fees and size of the annual restricted stock awards provided to the non-management directors for their fiscal year 2023 service should remain at the same levels as in effect for fiscal year 2022.

The table below presents the annual cash retainer fees for our non-employee directors in effect in fiscal year 2023.
Director Responsibilities	Annual Retainer
Board Members	$60,000
Lead Independent Director	$20,000
Chair of Audit Committee	$20,000
Audit Committee Member (not including Chair)	$10,000
Chair of Nominating and Corporate Governance Committee	$10,000
Nominating and Corporate Governance Committee Member (not including Chair)	$ 5,000
Chair of Compensation Committee	$15,000
Compensation Committee Member (not including Chair)	$ 7,000
Annual retainer amounts are paid in four equal quarterly installments at the beginning of each of our fiscal quarters if the individual is still serving as a director at such time. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with their service as a director, such as attending board or committee meetings. We also pay for travel and hospitality costs for the spouses of directors to accompany such directors to an offsite board meeting, which expenses did not exceed $10,000 in fiscal year 2023 for any director.
In addition to cash retainer fees, our non-employee directors also receive an annual grant of restricted stock, which awards vest in three equal annual installments over a three-year period beginning approximately one year from the date of grant. Based on the report provided by Pay Governance in June 2021 and a subsequent discussion with Pay Governance, the Compensation Committee recommended, and the board approved, an annual grant of restricted stock awards with an aggregate value of $130,000 to each non-management director for their fiscal year 2023 service. These annual awards for fiscal year 2023 service were granted in July 2022 to our non-employee directors serving as directors at such time. Such awards vest in three equal installments on July 11, 2023, 2024 and 2025. The number of shares subject to such awards was calculated on the date of grant based on the closing price per share of our common stock on such date. Newly elected or appointed non-employee directors will be granted restricted stock awards with an aggregate value of $170,000 on the date of grant (measured by the closing price per share of our common stock subject to the awards on the date of grant). The annual and new director equity grant values were determined by the board to be competitive with non-employee director equity awards at comparable companies based on discussions with Pay Governance. Mr. Davidson was

DIRECTOR COMPENSATION
granted his new director restricted stock award in June 2023 in connection with his commencement of service on the board, which award vests in equal installments on each of July 11, 2024, 2025 and 2026. If elected, Ms. Long is expected to be granted a new director restricted stock award in September 2023 following the Annual Meeting in connection with her commencement of service on the board, which award, if granted, is expected to vest in equal installments on each of October 5, 2024, 2025 and 2026.
The award agreements evidencing stock options and restricted stock awards issued to our non-employee directors provide for the acceleration of vesting and exercisability of all company stock options and restricted stock awards held by the director upon the completion of a change in control.

Fiscal Year 2023 Non-Employee Director Compensation Table

The following table identifies the compensation paid during fiscal year 2023 to each person who served as a non-employee director during fiscal year 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	All Other Compensation ($)	Total ($)
Charles Thomas Burbage	80,000	129,982	—	209,982
Charles R. Holland2	23,805	129,982	66,0003	219,787
Cindy K. Lewis	65,000	129,982	—	194,982
Catharine Merigold	77,000	129,982	—	206,982
Edward R. Muller	107,000	129,982	—	236,982
Stephen F. Page	80,000	129,982	—	209,982

1.
The value of the restricted stock awards granted during fiscal year 2023 equals their grant date fair value as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2023, as filed with the SEC.

2.
Retired from the board and ceased serving as a director at the 2022 annual meeting of stockholders on September 23, 2022.

3.
Consists of consulting fees received by Mr. Holland. Mr. Holland is currently a consultant for the company.

None of the non-employee members of our board who served on the board during fiscal year 2023 held unexercised options as of April 30, 2023.
The non-employee members of our board who served on the board during fiscal year 2023, held the following aggregate number of shares of unvested restricted stock as of April 30, 2023:
Name	Number of Securities Underlying Unvested Restricted Stock
Charles Thomas Burbage	2,919
Charles R. Holland	2,919
Cindy K. Lewis	2,792
Catharine Merigold	2,919
Edward R. Muller	2,919
Stephen F. Page	2,919

DIRECTOR COMPENSATION
The following table provides a breakdown of fees earned or paid in cash during fiscal year 2023.
Name	Annual Retainers ($)	Chairman of the Board, Lead Independent Director and Committee Chair Retainer Fees ($)	Committee Member Retainer Fees ($)	Total Fees ($)
Charles Thomas Burbage	60,000	15,000	5,000	80,000
Charles R. Holland1	23,805	—	—	23,805
Cindy K. Lewis	60,000	—	5,000	65,000
Catharine Merigold	60,000	—	17,000	77,000
Edward R. Muller	60,000	40,000	7,000	107,000
Stephen F. Page	60,000	10,000	10,000	80,000

1.
Retired from the board effective upon the 2022 annual meeting of stockholders on September 23, 2022.

Compensation Policies Applicable to Non-Employee Directors

Annual Limits on Director Compensation
We have adopted annual limits on the amount of compensation that any individual non-employee director may receive for service on our board of directors. Under the 2021 Equity Incentive Plan, the sum of any cash compensation, other compensation and equity awards granted to a non-employee director as compensation for services on our board during any fiscal year may not exceed $500,000 (or $700,000 for the director’s initial year of service). The board of directors may make exceptions to this limit in extraordinary circumstances, provided that the director receiving the additional compensation may not participate in the decision to award such additional compensation.
Stock Ownership Guidelines for Non-Employee Directors
Our board of directors has adopted stock ownership guidelines for our non-employee directors. Pursuant to the guidelines, as amended by the board of directors in September 2022, each non-employee director is expected to own shares of the company’s common stock with a market value of no less than five times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees, within five years of the date on which such person was appointed to the board. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year.
The table below shows each non-employee director’s equity ownership in the company as a multiple of his or her cash retainer and the minimum ownership level required of the guidelines in effect on April 30, 2023 pursuant to these guidelines for each of our non-employee directors serving in such capacity as of April 30, 2023.

Name	Dollar Value of Equity Ownership as a Multiple of Annual Retainer ($)1	Minimum Ownership Level Required as a Multiple of Annual Retainer
Charles Thomas Burbage	79.9x	5x
Cindy K. Lewis	5.76x	5x
Catharine Merigold	37.4x	5x
Edward R. Muller	80.9x	5x
Stephen F. Page	85.1x	5x

1.
For each non-employee director, calculated by dividing (a) the aggregate number of shares of vested and unvested common stock held by such non-employee director, multiplied by the closing price of  $100.69 per share of our common stock on April 28, 2023, the last trading day of fiscal year 2023, by (b) the annual retainer paid to such non-employee director (excluding any annual cash retainer for committee membership or chairmanship or service as lead independent director).

DIRECTOR COMPENSATION
Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require non-employee directors to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policies contain stringent restrictions on transactions in company stock by non-employee directors. All trades by non-employee directors must be pre-cleared. Furthermore, no member of our board of directors may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, no non-employee director may pledge shares of our stock as collateral for a loan or hold any shares of our common stock in a margin account.
Stock ownership and retention guidelines and anti-hedging and anti-pledging policies for our executive officers, including Mr. Nawabi, are described below under “Executive Compensation and Other Information — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers.

RELATED PARTY TRANSACTIONS
RELATED PARTY TRANSACTIONS
Certain Transactions and Relationships

Review and Approval of Related Party Transactions. All transactions and relationships in which the company and our directors, director nominees and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to the company;

•
whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•
any other matters the Audit Committee deems appropriate.

Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this proxy statement, since May 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which:
•
the amount involved exceeded or will exceed $120,000; and

•
a director, director nominee, executive officer, holder of five percent or more of any class of our capital stock or any member of his or her immediate family had or will have a direct or indirect material interest.

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth certain information as of August 2, 2023 about our executive officers.
Name	Age	Position
Wahid Nawabi1	54	Chair, President and Chief Executive Officer
Kevin McDonnell	61	Senior Vice President and Chief Financial Officer
Melissa Brown	46	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Brett Hush	60	Senior Vice President, Loitering Munitions
Jeff Rodrian	44	Senior Vice President, MacCready Works
Trace Stevenson	47	Senior Vice President, Unmanned Systems

1.
The background and experience of Mr. Nawabi is detailed on page 21.

Kevin McDonnell was appointed our Senior Vice President and Chief Financial Officer on February 10, 2020. Before joining the company, Mr. McDonnell served as Senior Vice President, Chief Financial Officer of JAMS, Inc., which provides alternative dispute resolution services, from September 2014 to February 2020. Prior to joining JAMS, Inc., Mr. McDonnell served in a variety of management and finance roles including as the co-founder of DoubleBeam, Inc., a provider of mobile retail solutions, from 2011 to 2014, the Chief Financial and Administrative Officer of Orange County Container Group LLC, a manufacturer of paperboard and paper-based packaging, from 2008 to 2011, the Executive Vice President, Finance and Administration, and Chief Financial Officer for Leiner Health Products from 2006 to 2008 and the Senior Vice President, Finance and Administration, and Chief Financial Officer for Memorex Corporation from 2004 to 2006. Mr. McDonnell previously held financial leadership positions with Digital Insight, Printrak, Teradata and Mattel. Mr. McDonnell holds a B.A. in Business Administration from Loyola Marymount University and a J.D. from Loyola Law School.
Melissa Brown has served as our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since May 2023. She began serving as our Chief Compliance Officer in May 2021 and served as Vice President, General Counsel and our Corporate Secretary beginning in December 2016. She was appointed as our Corporate Secretary in September 2016 and previously she served as our Corporate Counsel from April 2015 to December 2016. Prior to joining the company, Ms. Brown served as an associate attorney at various law firms, including K&L Gates LLP from 2007 to 2014. Ms. Brown earned a B.S. in Microbiology and Molecular Genetics from the University of California, Los Angeles and a J.D. from Arizona State University.
Trace Stevenson has served as our Senior Vice President and General Manager, Unmanned Systems since May 2023. Prior to that he served as Vice President and General Manager of our Small Unmanned Systems Product Line starting in February 2021. He also served as Deputy General Manager UAS from May 2015 to February 2021 and was responsible for the leadership of our Emerging Business overseeing our HAPS business where he served as a Board Member of HAPSMobile, a Joint Venture with SoftBank. Mr. Stevenson has 20 years of experience in the defense industry and earned a Bachelor of Science degree in Business and Economics from the University of Kansas.
Brett Hush has served as our Senior Vice President and General Manager of Loitering Munitions since May 2023. Mr. Hush joined AeroVironment in 2010 and served as Vice President of Switchblade until February 2019. From February 2019 until May 2023, Mr. Hush served as our Vice President, Product Line General Manager. Prior to joining AeroVironment, Mr. Hush was a Vice President at Teledyne Technologies. With a combined 35 years in the defense industry, Mr. Hush has also held various leadership roles at GE Aircraft Controls, Martin Marietta, Lockheed Martin, BAE Systems. Mr. Hush holds a Bachelor of Science degree in Electrical Engineering from Clarkson University and a Masters of Science in Electrical Engineering from Syracuse University and is a graduate of General Electric’s Advanced Course in Engineering Program and GE’s Edison Engineering Development Program.
Jeff Rodrian has served as the Senior Vice President of MacCready Works since May 2023. From October 2020 to May 2023, he served as Senior Director of AV Ventures. Mr. Rodrian first joined the company in 2010 as a Product Manager and held various positions at the company of increasing responsibility, before leaving in January 2020 to form Aireus, a sole proprietorship focused on developing

EXECUTIVE OFFICERS
disruptive technologies for the aerospace industry. Mr. Rodrian rejoined the company in October 2020. Prior to joining AeroVironment in 2010, Mr. Rodrian spent several years at start-ups focused on aerospace innovation for unmanned systems and commercial aircraft. Mr. Rodrian earned an MBA from the University of Michigan Ross School of Business and a Bachelor and Master of Science in Aeronautics and Astronautics from Purdue University.

SHARE OWNERSHIP
SHARE OWNERSHIP
Ownership of Equity Securities of the Company

The following table presents information regarding the beneficial ownership of our common stock as of August 2, 2023, by:
•
our Named Executive Officers (as defined below);

•
our current directors and director nominees;

•
all of our directors and executive officers as a group; and

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The information presented in this table is based on 26,292,130 shares of our common stock outstanding on August 2, 2023. Except as set forth in the footnotes below, the address of each beneficial owner listed on the table is c/o AeroVironment, Inc., 241 18th Street South, Suite 415, Arlington, VA 22202.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
BlackRock, Inc.1	4,451,439	16.9%
The Vanguard Group2	2,605,972	9.9%
State Street Corporation3	1,472,744	5.6%
American Capital Management, Inc.4	1,468,641	5.6%
Named Executive Officers, Directors and Director Nominees:
Wahid Nawabi5	144,577	*
Kevin McDonnell	16,508	*
Melissa Brown	13,339	*
Charles Thomas Burbage	49,068	*
Philip S. Davidson	1,662	*
Cindy K. Lewis	4,897	*
Catharine Merigold	23,744	*
Edward R. Muller6	49,691	*
Stephen F. Page7	52,187	*
Mary Beth Long	—	—
Current Directors and Executive Officers as a Group (12 persons)	366,229	1.4%

*
Less than 1%.

1.
Based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

2.
Based solely on a Schedule 13G/A filed by The Vanguard Group on February 9, 2023 with the SEC reporting beneficial ownership as of December 30, 2022. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

3.
Based solely on a Schedule 13G/A filed by State Street Corporation on February 6, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. The address of State Street Corporation is 1 Lincoln Street Boston, MA 02111.

4.
Based on the Schedule 13F-HR filed with the SEC reporting holdings as of March 31, 2023. The address of American Capital Management, Inc. is 575 Lexington Avenue, 30th Floor, New York, NY 10022.

SHARE OWNERSHIP
5.
Includes 66,164 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 2, 2023.

6.
Includes 45,963 shares held by the Edward R. Muller and Patricia E. Bauer 1991 Family Trust, of which Mr. Muller is one of the two trustees and with respect to which he shares investment authority with the other trustee, and 810 shares held by the Edward R. Muller IRA.

7.
Includes 20,795 shares held by the Stephen F. Page Living Trust, of which Mr. Page is the trustee.

DELINQUENT SECTION 16(a) REPORTS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the fiscal year ended April 30, 2023, all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN
INFORMATION
The following table provides information as of April 30, 2023 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights1	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	66,1641	$27.82	878,005
Equity compensation plans not approved by security holders	—	—	—
Total	66,1641	$27.82	878,005

1.
Consists of awards outstanding under the AeroVironment, Inc. 2021 Equity Incentive Plan and the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan. As of July 10, 2021, no additional awards may be granted under the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Committee Report

The Compensation Committee of our board of directors is primarily responsible for determining the annual salaries and other compensation of our executive officers and administering our equity compensation plans. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis of the 2023 proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report filed on Form 10-K and this proxy statement.
Compensation Committee:
Charles Thomas Burbage (Chairman)
Catharine Merigold
Edward R. Muller
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:
•
Wahid Nawabi, our President and Chief Executive Officer;

•
Kevin McDonnell, our Senior Vice President and Chief Financial Officer;

•
Melissa Brown, our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; and

•
Alison Roelke, our former Vice President and Chief People Officer (Ms. Roelke’s employment with the company ended effective May 12, 2022).

We refer to these executive officers collectively in this Compensation Discussion and Analysis as the “Named Executive Officers.” Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2023.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Summary
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. The Compensation Committee reviews our executive compensation program on an annual basis to ensure that it is consistent with such objectives. In line with this philosophy, compensation awarded to our Named Executive Officers for fiscal year 2023 reflected our financial and strategic results and overall compensation philosophy.
Key Performance Indicators During Fiscal Year 2023
For fiscal year 2023, revenue, annual bookings and adjusted EBIDTA were the financial metrics used by the Compensation Committee to evaluate our financial performance under the company’s executive compensation program. Our consolidated performance for fiscal year 2023 for these metrics, relative to fiscal year 2022 consolidated performance, is reflected in the table below.
Financial Measure	Fiscal Year 2023 ($, in millions)	Fiscal Year 2022 ($, in millions)	Increase (decrease) (%)
Revenue	540.5	445.7	21.3
Annual Bookings1	752.3	430.5	74.8
Adjusted EBITDA2	90.0	62.6	43.8

1.
Annual bookings are firm orders for products and services for which funding has been appropriated to us under the contract by the customer and which was fully executed during the fiscal year. Annual bookings excludes the value of the unfunded portion on order amounts under cost-reimbursable and fixed price contracts such as (i) multiple one-year options, and indefinite delivery, indefinite quantity, or IDIQ contracts, or (ii) incremental funded contracts.

2.
Adjusted EBITDA means the company’s earnings (as calculated in accordance with generally accepted accounting principles (“GAAP”)), before interest, taxes, depreciation and amortization, excluding any acquisition-related deal & integration costs, expenses related to discontinued operations, equity method investments and stock-based compensation expenses. Adjusted EBITDA is a non-GAAP measure. See below for a reconciliation of Adjusted EBITDA to Net Income for fiscal years 2022 and 2023. An itemized reconciliation between net income (loss) and adjusted EBITDA (unaudited) for fiscal years 2023 and 2022 is set forth below:

	Fiscal Year 2023 ($, in millions)	Fiscal Year 2022 ($, in millions)
Net (loss) income	(176.2)	(4.2)
Interest expense, net	9.4	5.4
Provision for (benefit from) income taxes	(14.7)	(10.4)
Depreciation and amortization	100.0	60.8
EBITDA (Non-GAAP)	(81.5)	51.6
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	0.2	1.3
Amortization of cloud computing arrangement implementation	0.5	0.4
Stock-based compensation	10.8	5.4
Equity method and equity securities investments activity, net	2.6	(4.6)
Acquisition-related expenses	1.4	4.9
Goodwill impairment	156.0	—
Sale of ownership in HAPSMobile Inc. joint venture	—	(6.4)
Legal accrual related to our former EES business	—	10.0
Adjusted EBITDA (Non-GAAP)	90.0	62.6

EXECUTIVE COMPENSATION AND OTHER INFORMATION
For fiscal year 2023, we included six strategic objectives as components in our fiscal year 2023 bonus plan tied to each of our product lines, which included objectives such as receiving orders from certain customers, receiving orders for new products and obtaining new development program contracts. We also continued the inclusion of an Environmental, Social & Governance (“ESG”) component in our fiscal year 2023 bonus program to further our ESG priorities.
Based on our performance relative to the metrics established by our Compensation Committee for annual bonus plan purposes in fiscal year 2023, our Named Executive Officers received payouts of their annual cash bonuses above target amounts. Our President and Chief Executive Officer, however, based on the overall performance of the company, voluntarily accepted a reduction in his bonus payout which resulted in him receiving only 90% of his target bonus for fiscal year 2023.

Summary of Executive Compensation Best Practices
Our executive compensation program is governed by policies and practices that are intended to align with industry practices and stockholder interests.
Best Practices We Maintain
✓	Majority of total potential compensation paid to executives based on our financial and company performance
✓	Compensation recovery (or “clawback”) policy for the recoupment of incentive compensation of executive officers, directors and employees
✓	Anti-hedging, anti-pledging and anti-short sale policies for all employees, including executives
✓	Limited perquisites
✓	Retention of independent compensation consultant
✓	Annual risk assessment of compensation practices
✓	Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries
✓
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved

Practices We Avoid
✘	No automatic or guaranteed annual base salary increases
✘	No employment agreements with executive officers
✘	No executive pensions
✘	No single-trigger benefits upon control situations under our Severance Plan
✘	No excise tax gross-up payments upon a termination after a change in control
✘	No repricing or exchange of “underwater” stock options without stockholder approval
✘	No minimum guaranteed vesting for performance-based equity awards

Key Fiscal Year 2023 Compensation Determinations
During fiscal year 2023, the Compensation Committee made the following compensation decisions:
•
Base Salary Increases: For fiscal year 2023, Ms. Brown received a base salary increase due to her expanded responsibilities and to bring her base salary closer to the median of our peer group data for her position. No other Named Executive Officer received an increase in base salary for fiscal year 2023.

•
Continued Emphasis on Performance-Based Compensation:   In fiscal year 2023, the Compensation Committee continued its practice of awarding the majority of total target compensation to the Named Executive Officers in the form of performance-based compensation. This emphasis on performance-based compensation is intended to align executive compensation with stockholder interests.

•
Above Target Achievement of Fiscal Year 2023 Annual Bonus Awards; Voluntary Reduction of Bonus

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Payout by CEO. As noted above, for fiscal year 2023, our executive annual cash bonus plan was tied primarily to the achievement of pre-established financial objectives related to revenue, annual bookings and adjusted EBIDTA for such period. Our bonus plan also included six strategic objectives tied to the achievement of various strategic initiatives in each of our product lines, as well as an ESG component. As described below in further detail, we achieved 106.0%, 136.6%, and 106.2% of target achievement with respect to our revenue, annual booking and adjusted EBIDTA objectives, respectively. Based on our achievement of the financial objectives, strategic objectives and ESG component for fiscal year 2023, each of our Named Executive Officers participating in the company’s executive officer bonus plan was awarded an annual performance bonus equal to 130.5% of his or her targeted bonus amount. However, based on the overall performance of the company, our Chief Executive Officer voluntarily agreed to reduce his fiscal year 2023 bonus payout to 90% of his target bonus amount. All other Named Executive Officers were paid the full amount awarded.
•
Continued Use of Long-Term Incentive Compensation Program. The company’s long-term incentive compensation program consists of a mix of performance-based restricted stock unit awards (“PRSUs”), which vest based on the company’s achievement of specified financial metrics over a three-year performance period, and restricted stock awards, which vest in equal annual installments over a three-year vesting period. If the financial metrics associated with payouts are earned, the PRSUs will settle in fully-vested shares of our common stock. In June 2022, the Compensation Committee granted time-based restricted stock awards and PRSUs to the Named Executive Officers, other than Ms. Roelke whose employment with the company ended in May 2022, with specified financial objectives for the cumulative three-year performance cycle comprising fiscal years 2023, 2024 and 2025.

•
Below Target Payouts under PRSUs for Fiscal Year 2021 — Fiscal Year 2023 Performance Period. In June 2023, the Compensation Committee determined that the PRSUs for the three-year performance period comprising fiscal years 2021-2023 would be paid out at 34.7% of the applicable target for such awards based on the company’s financial performance over the performance period and our achievement relative to the financial metrics associated with such awards for the performance period.

Objectives of Our Executive Compensation Program
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. Specifically, our executive compensation program is designed to:
•
Attract, motivate and retain superior talent;

•
Ensure that compensation is commensurate with the company’s performance and stockholder returns;

•
Provide performance awards for the achievement of financial and strategic objectives that are important to our long-term growth; and

•
Ensure that our executive officers have financial incentives to achieve growth in stockholder value.

Our compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary; annual cash incentive bonus awards; performance-based restricted stock units that will settle in fully-vested shares of common stock for multi-year performance periods, restricted stock awards subject to time-based vesting over a multi-year period; and other employee benefits. Each of these compensation components serve our interests in different ways and together represent a comprehensive pay package that can reward both the short-term and long-term performance of the company and each individual Named Executive Officer. A majority of the compensation provided to the Named Executive Officers is based on our performance, which helps align the interests of our executive officers with those of stockholders in achieving long-term financial goals for our company. Each element of our executive compensation program is discussed in greater detail below.
The Compensation Committee does not affirmatively set out in any given year, or with respect to any given executive, to apportion compensation in any specific ratio among the various categories of compensation (i.e., cash and non-cash compensation, between short-term and long-term compensation, or between non-performance-based and performance-based compensation). Rather, the Compensation Committee uses the principles described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories.
Compensation-Setting Process
The Compensation Committee is responsible for overseeing our executive compensation program, as

EXECUTIVE COMPENSATION AND OTHER INFORMATION
well as determining and approving the ongoing compensation arrangements for our executive officers, including the non-CEO Named Executive Officers. The Compensation Committee reviews and recommends for approval to our full board of directors the compensation of our President and Chief Executive Officer.
Generally, annual base salary adjustments for our executive officers are determined within the first quarter of each fiscal year. Annual cash bonus payouts are made within 75 days of our fiscal year end to synchronize award determinations with the conclusion of our fiscal year and the review of fiscal year financial results. Historically, long-term incentive awards have been made at the discretion of the Compensation Committee. Compensation adjustments in connection with changes in duties and/or other material changes in the primary assumptions forming the basis of a compensation decision will continue to be made as required by circumstances throughout the fiscal year.
Role of Our Chief Executive Officer
Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (except with respect to his own compensation), including base salary levels, target annual cash bonus opportunities, long-term incentive performance compensation levels and equity awards, with the assistance of our people and culture and finance departments. Our Chief Executive Officer also provides recommendations for the corporate financial objectives and strategic objectives used in our annual cash bonus plan and long-term incentive compensation program. He supports his recommendations with competitive market data developed by our people and culture department, with information provided by the Compensation Committee’s independent compensation consultant, and by reviewing the historical performance of each executive officer with the Compensation Committee. Although the Compensation Committee carefully considers the recommendations of our Chief Executive Officer when determining the compensation of our executive officers, it bases its decisions on the collective judgment of its members after considering the input of its independent compensation consultant and any relevant supporting data.
While our Chief Executive Officer generally attends meetings of the Compensation Committee, the committee meets outside the presence of our Chief Executive Officer when discussing his compensation.
Decisions regarding non-CEO executive officers’ compensation are made by the Compensation Committee. The Compensation Committee
recommends the compensation of our Chief Executive Officer to our board of directors for approval.
The Compensation Committee may delegate and grant authority to our Chief Executive Officer and/or a committee of executive officers to grant equity awards under the company’s equity incentive plan to the employees holding positions below the level of Vice President.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, in connection with its oversight of our executive compensation program. In fiscal year 2023, the Compensation Committee engaged Pay Governance, a national compensation consulting firm, to provide executive compensation advisory services, including an executive officer compensation assessment.
The Compensation Committee considered the independence of Pay Governance consistent with the requirements of Nasdaq Listing Rule 5605(a)(2). Further, as required under Item 407(e)(3) of Regulation S-K, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Pay Governance. The Compensation Committee intends to reassess the independence of its compensation advisors at least annually.
Competitive Market Data
Each year, the Compensation Committee reviews the executive compensation practices of a group of companies in relevant industry sectors determined to be comparable to us based on their business size and public company status. In May 2022, with the assistance of Pay Governance, the Compensation Committee approved the following group of peer companies to include in a competitive market analysis of executive officer compensation for the company’s fiscal year 2023:
ADTRAN, Inc.
Aerojet Rocketdyne Holdings, Inc.
Ambarella, Inc.
Astronics Corporation
Axon Enterprise, Inc.
Casa Systems, Inc.
Digi International, Inc.
Ducommun Incorporated
EchoStar Corporation
iRobot Corporation
Kaman Corporation
Kratos Defense & Security Solutions, Inc.
Mercury Systems, Inc.
nLIGHT, Inc.
QinetiQ Group plc

EXECUTIVE COMPENSATION AND OTHER INFORMATION
One prior peer company, FLIR Systems, Inc. was acquired by another company and thus no longer included in our peer group. One new company, Digi International, Inc., was added to our peer group for fiscal year 2023. At the time of the selection of the peer group, the company was at approximately the 66th percentile of the peer group in terms of market capitalization and approximately the 30th percentile of the peer group in terms of revenue. The specific companies were from relevant industries and within a range of company scope (primarily revenue and market capitalization) that we believe is appropriate for benchmarking executive compensation. The Compensation Committee reviews the peer group each year to ensure the group is sufficiently robust to produce meaningful compensation data for executive compensation evaluation purposes. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.
After identifying our peer group, the Compensation Committee’s independent compensation consultant conducts a compensation survey of the peer group to assess the competitiveness of our compensation programs. Where proxy data is not available, survey data for companies of comparable scope to the peer company are used.
We believe that by utilizing publicly available peer group data, we are able to develop an appropriate set of competitive data for use in making compensation decisions. The Compensation Committee uses the information derived from this review in two ways: to assist it in determining the appropriate level and reasonableness of total compensation, as well as each separate component of compensation, for our executive officers and to ensure that the compensation we offer to them is competitive and fair.
The Compensation Committee does not establish compensation levels based directly on benchmarking, although, it does target a Named Executive Officer’s overall target compensation to the market median. The Compensation Committee relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards. In addition to competitive market data, in making its compensation decisions, the Compensation Committee also considers an executive officer’s position, tenure with the company, individual and organizational performance, our retention needs, and internal pay equity. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.
Executive Compensation Program Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salary
We use base salaries to provide our executive officers, including the Named Executive Officers, with a fixed amount of compensation for their regular work. The Compensation Committee generally reviews the base salaries of our executive officers at the beginning of each fiscal year, as well as in connection with promotions or other changes in responsibilities. Base salary adjustments generally go into effect within the first quarter of each fiscal year. Base salary adjustments are based on an evaluation of peer company data provided by the Compensation Committee’s independent compensation consultant, an executive officer’s position, tenure with our company, experience with other companies, individual and organizational performance, our retention needs, and internal pay equity.
The Compensation Committee has adopted a general approach of compensating our executive officers with base salaries commensurate with the experience and expertise of the individual executive and competitive with the median base salaries of executives holding comparable positions among our peer group. The Compensation Committee will take into account the base salaries of comparable executives in our peer group in setting base salaries for our executive officers and may approve increases in base salaries of the relevant executive officers to move them closer to the median of our peer group data for their positions, although such approved base salaries may remain below the median.
In light of the considerations discussed above, for fiscal year 2023, the Compensation Committee determined not to increase the base salaries of our Named Executive Officers, with the exception of Ms. Brown, as shown below:
Named Executive Officer	2023 Salary ($)	Increase Over 2022 (%)
Wahid Nawabi	750,000	—
Kevin McDonnell	450,000	—
Melissa Brown1	420,000	5.0
Alison Roelke2	—	—

1.
Ms. Brown’s base salary for fiscal year 2023 was increased in connection with her expanded responsibilities of

EXECUTIVE COMPENSATION AND OTHER INFORMATION
overseeing additional departments and to bring her base salary closer to the median of our peer group data for her position.
2.
Ms. Roelke’s employment with the company ceased effective May 12, 2022 and no fiscal year 2023 base salary was determined. Ms. Roelke’s base salary at the time of her termination was $310,000.

We believe that the base salaries paid to our Named Executive Officers during fiscal year 2023 helped to achieve our executive compensation objectives and are competitive with the salaries of the executives holding comparable positions based on the competitive market data provided by Pay Governance based on our peer group.
Annual Cash Bonuses
We believe that a significant portion of overall target compensation of our executive officers, including the Named Executive Officers, should be “at risk” (that is, contingent upon the successful implementation of our annual operating plan). Annual cash bonuses represent a portion of this “at risk” compensation. We use these annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial imperatives, strategic objectives and our ESG priorities while making progress toward our longer-term growth and other goals.
At the end of the fiscal year, the Compensation Committee determines whether to pay cash bonuses to our executive officers, including the Named Executive Officers, based on our financial results relative to the corporate financial and strategic objectives established by the Compensation Committee at the beginning of the relevant fiscal year and such other factors as the Compensation Committee may determine in its discretion.
Setting Target Bonus Levels
Initially, the Compensation Committee establishes a “target bonus level” for each non-CEO executive officer and recommends for approval to the board a “target bonus level” for our President and Chief Executive Officer. In setting and recommending these target bonus levels, the Compensation Committee considers the cash compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group. Generally, the Compensation Committee sets and recommends the target bonus levels so that, assuming achievement of the corporate financial and strategic objectives and the ESG component at targeted levels, total annual cash compensation will be competitive with the market median and when above target performance occurs, total cash compensation will be above the median of total cash compensation level of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in the corporate performance objectives applicable to the annual bonus determinations.
For fiscal year 2023, the Compensation Committee established the target bonus levels for the Named Executive Officers at the levels indicated in the table below, except for the President and Chief Executive Officer whose target bonus level was recommended by the Compensation Committee and established by the board of directors. No target bonus level was established for Ms. Roelke who ceased employment with the company in May 2022.

Named Executive Officer	Target Bonus Level	Percentage of Base Salary
Wahid Nawabi	$750,000	100.0%
Kevin McDonnell	$315,000	70.0%
Melissa Brown	$252,000	60.0%
Alison Roelke	—	—
Establishing Performance Measures
At the beginning of each fiscal year, the Compensation Committee identifies one or more corporate financial performance measures and establishes a specific performance target level for each such measure for purposes of calculating the bonus for each executive officer. Threshold, target and maximum levels of performance are established for each corporate financial performance measure. In the event that the threshold performance level for any corporate financial performance measure is not met, then no credit will be given with respect to the portion of the annual bonus attributable to that corporate financial performance measure. For fiscal year 2023, in addition to establishing corporate financial performance measures, the Compensation Committee determined to include six separate strategic objectives tied to the achievement of various strategic initiatives in each of our product lines, as well as an ESG component for purposes of calculating the bonus payable to each executive officer, as described in more detail below.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Reviewing Performance Results
At the end of the fiscal year, the Compensation Committee reviews our actual performance against the target levels set for each of the corporate financial performance measures established at the beginning of the year. The Compensation Committee also reviews the achievement of the pre-established strategic objectives and ESG component. In no event may an executive officer’s annual cash bonus payout exceed his or her maximum permissible bonus as established by the Compensation Committee.
Fiscal Year 2023 Bonuses.
The Compensation Committee selected revenue, annual bookings and adjusted EBITDA as the corporate financial performance measures for the annual bonus plan for our executives based on the recommendation of our Chief Executive Officer and after reviewing the company’s annual operating plan for fiscal year 2023 and the company’s long-term strategic plan. In order for any bonus to be paid, the company was required to achieve the pre-determined thresholds for both revenue and adjusted EBITDA. The targeted corporate financial goals the fiscal year 2023 bonus plan for revenue and adjusted EBITDA were above the range of public guidance provided by the company for such metrics at the beginning of fiscal year 2023. Additionally, the Compensation Committee selected six strategic objectives tied to the achievement of various strategic initiatives in each of our product lines which were individually weighted, as well as an ESG component. The table below provides the weightings selected by the Compensation Committee for fiscal year 2023:

Weighting for Fiscal 2023 Annual Bonus Plan Goals
Weighting
Revenue	25%
Annual Bookings	25%
Adjusted EBITDA	20%
Strategic Objectives (collectively)1	25%
ESG Performance Goal	5%

1.
Each strategic objective was individually weighted between 2.5% and 5.0%.

The Compensation Committee implemented a formulaic sliding scale for the corporate financial performance goals that provides for a 0% payout of the target bonus amount if we do not meet established minimum levels for both revenue and adjusted EBITDA (but not annual bookings). Therefore, in order to receive any bonus payout, we were required to achieve both the minimum revenue and adjusted EBITDA levels (but not the minimum level for annual bookings) established by the Compensation Committee for the bonus plan. Additionally, maximum performance targets were established for revenue, annual bookings, adjusted EBITDA, the achievement of which would result in a payout of 150% of the weighed percentage attributable to the applicable financial performance metric.
As a result, the Compensation Committee established a maximum payout of 160% of the target bonus amount if we achieved maximum performance under each of the three financial performance metrics and achieved the maximum performance for each of the strategic objectives and fully achieved the ESG component.
Below are the corporate financial performance goals established by the Compensation Committee that applied to each Named Executive Officer in June 2022:
Scaled Adjustment of Target Annual Cash Bonus Amounts Based on Total Financial Performance
	Minimum (28% Payout)	Target (100% Payout)	Maximum (150% Payout)
	($ in millions)
Revenue	458.9	509.9	637.4
Annual Bookings	495.8	550.8	688.6
Adjusted EBITDA	50.9	84.8	106.0
Achievement of established minimum performance targets for each of the strategic objectives was required to receive the minimum payout of the target bonus attributable to the applicable strategic objective. Maximum performance targets were also established for each strategic objective, the achievement of which would result in a payout of 200% of the weighted percentage attributable to the applicable strategic objective. The strategic objectives as components in our fiscal year 2023 bonus plan were tied to each of our product lines and included

EXECUTIVE COMPENSATION AND OTHER INFORMATION
objectives such as receiving orders from certain customers, receiving orders for new products and obtaining new development program contracts. The ESG component, which required the company to prepare and release its first corporate social responsibility report and provide such report to a number of ESG rating agencies, had a maximum performance target of 100%, and this objective was achieved in full.
Below is the actual performance with respect to each goal compared to the target level for each of these goals established by the Compensation Committee that applied to each Named Executive Officer in June 2022:
Percentage of Achievement of Performance Goals and Weighted Average Payout Percentages
Performance Goal	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Weighting	Weighted Payout Percentage
Revenue	509.9	540.5	106.0%	25.0%	28.0%
Annual Bookings	550.8	752.3	136.6%	25.0%	37.5%
Adjusted EBITDA	84.8	90.0	106.2%	20.0%	22.5%
Strategic Objectives	n/a	n/a	133.3%1	25.0%	37.5%
ESG Component	n/a	n/a	100%	5.0%	5.0%

1.
The weighted average achievement percentage of the six strategic objectives was 133.3%.

Based on the company’s achievement relative to the corporate performance goals, our executive officers who participated in our executive annual bonus plan, except our President and Chief Executive Officer, received a total payout of 130.5% of their fiscal 2023 target bonus. However, as a result of the company’s overall performance, our President and Chief Executive Officer voluntarily accepted and received a total payout of 90% of his fiscal year 2023 target bonus.
We use equity awards to motivate our executive officers, including the Named Executive Officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
Long-Term Incentive Compensation
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, we grant equity awards in the form of restricted stock and PRSUs to our Named Executive Officers as part of our long-term incentive compensation program. We use the restricted stock and PRSUs as long-term incentives because they reward our executive officers for superior financial performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price.
In making equity awards to our executive officers, the Compensation Committee considers various factors, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own compensation), the role and responsibilities of the executive officer, past performance, future planned contributions, and prior equity awards.
As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee approves equity award grants only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us.
Each year, the Compensation Committee will set a total long-term incentive compensation amount for each Named Executive Officer, with the percentage allocation between time-based and performance-based awards determined by the Compensation Committee. In setting these total long-term incentive compensation amounts and the financial metric achievement levels for the PRSUs, the Compensation Committee considers the overall compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group.
Generally, the Compensation Committee will set the annual total award amount so that, assuming the full vesting of each restricted stock award and target vesting for the PRSU for the applicable performance period, the total compensation for our Named Executive Officers would be comparable with similarly situated executives at the companies in our peer group.
The Compensation Committee may also grant equity awards to our executive officers in connection with a commencement of employment, promotion or as special incentives where appropriate, in which case

EXECUTIVE COMPENSATION AND OTHER INFORMATION
the percentage allocations of the awards granted to an executive officer may vary from those listed below for our annual long-term incentive award program. No promotional or special incentive awards were granted in fiscal 2023.
The program consists of a mix of the following:
•
PRSUs (Approximately 65% of Annual Total Long-Term Incentive Compensation Award Value): PRSUs will vest, if at all, based on the company’s achievement of financial performance metrics established by the Compensation Committee at the time of grant. These metrics are established for a cumulative three-year period. At the time of grant, the Compensation Committee establishes a target achievement level for each of the financial performance metrics associated with the PRSU, at which level the PRSU would vest at 100% for such metric. The Compensation Committee also established a threshold achievement level for each metric for which the PRSU would vest at 50% of target for such metric and a maximum achievement level for which the PRSU would vest at 250% of target for such metric. Achievement below the threshold level of any financial metric would result in no payout for the portion of the PRSU tied to that financial metric. At the end of the applicable three-year performance period and the Compensation Committee’s certification of the company’s achievement percentage for each financial measure associated with the PRSU, the award, if any, will vest and fully-vested shares of the company’s common stock will be issued based on the achievement of the financial metrics. A Named Executive Officer is required to be employed on the last day of the applicable three-year performance period in order to be eligible to receive such awards following the Compensation Committee’s certification of the company’s achievement of such awards.

•
In the event of a change in control prior to the last day of the three-year performance period, the number of PRSUs in which a Named Executive Officer will be eligible to vest will be equal to the greater of (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the hypothetical shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination.
•
Time-Based Restricted Stock Awards (Approximately 35% of Annual Total Long-Term Incentive Compensation Award Value): Restricted stock awards will vest in three annual equal installments beginning approximately one year after the date of grant.

Performance-based Restricted Stock Unit Awards for the FY2023-FY2025 Performance Period. In July 2022, the Compensation Committee granted PRSUs to the Named Executive Officers. The PRSUs will vest based on the company’s achievement of cumulative revenue and non-GAAP adjusted EBITDA targets for fiscal years 2023, 2024 and 2025 (such period of time is referred to as the FY2023-FY2025 Performance Period). Set forth below is a list of the Named Executive Officers who were granted PRSUs for the FY2023-FY2025 Performance Period, the target number of PRSUs and the maximum number of PRSUs subject to each such award. The terms of these awards are consistent with the terms of the PRSUs described above.
Time-Based Restricted Stock Awards. Under our long-term incentive compensation program, in July 2022, the Compensation Committee issued time-based restricted stock awards to our Named Executive Officers. The restricted stock awards vest in three equal annual installments with the first vesting on July 11, 2023. Set forth below is a list of the Named Executive Officers who were issued restricted stock awards in July 2022 and the number of shares underlying such awards. Restricted stock awards granted in connection with a commencement of employment, promotion or other special circumstances may have different vesting terms.
Ms. Roelke was not awarded any equity awards in fiscal year 2023, as her employment with the company ceased effective May 12, 2022.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
July 2022 Long-Term Incentive Compensation Awards to the Named Executive Officers
Name	Title	RSAs (#)	Target PRSUs (#)	Maximum PRSUs (#)	% of Total Long-Term Award Allocated to Performance
Wahid Nawabi	President and Chief Executive Officer	10,694	19,860	49,650	65.0%
Kevin McDonnell	Senior Vice President and Chief Financial Officer	4,583	8,511	21,278	65.0%
Melissa Brown	Senior Vice President and General Counsel	2,118	3,934	9,835	65.0%
For these awards, the Compensation Committee allocated approximately 65% of the total long-term incentive compensation amounts for each Named Executive Officer to the PRSU performance-based awards.
Payout of Performance-based Restricted Stock Units for the FY2021-FY2023 Performance Period. Following the completion of fiscal year 2023, the Compensation Committee calculated the company’s three-year cumulative revenue and operating income for the FY2021-2023 performance period by adding the company’s revenue and operating income from continuing operations for fiscal years 2021-2023. Based on these calculations, the Compensation
Committee determined that the FY2021-2023 Performance Period PRSUs vested at 34.7% of target based on our financial performance for the FY2021-2023 Performance Period. Below is the actual performance with respect to the revenue and operating income from operations compared to the target levels for each of these financial metrics established by the Compensation Committee in June 2020 for the PRSUs for the FY2021-2023 Performance Period.

Percentage of Achievement of Financial Metrics for FY2021-2023 Performance
Period
Performance Goal	Performance Goal Minimum ($ in millions)	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Payout Percentage	Weighting	Total Percentage Payout
Revenue	1,335.5	1,453.3	1,381.2	95.0%	69.4%	50.0%	34.7%
Operating Income	133.5	175.9	(145.2)	-82.5%	0.0%	50.0%	0.0%
							34.7%
The Compensation Committee then calculated final payouts for the PRSUs for the FY2021-FY2023 Performance Period for the Named Executive Officers eligible for such vesting as follows:
Name	Title	Target PRSUs (#)	% Payout	Shares of Common Stock Issued (#)
Wahid Nawabi	President and Chief Executive Officer	16,667	34.7%	5,783
Kevin McDonnell	Senior Vice President and Chief Financial Officer	3,375	34.7%	1,171
Melissa Brown	Senior Vice President, General Counsel & Chief Compliance Officer	2,152	34.7%	746
Other Compensation Practices
Employee Benefit Plans
We maintain various broad-based employee benefit plans for our employees. Except as described below, our executive officers, including the Named Executive Officers, participate in these plans on the same terms as other eligible employees, subject to any applicable limits on the amounts that may be contributed on behalf of or paid to our executive officers under these plans.
We have established a tax-qualified 401(k) retirement savings plan for our salaried U.S. employees who satisfy certain eligibility requirements. We intend for this plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) so that contributions by participants to the plan, employer contributions to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Pursuant to the 401(k) plan, in the case of participants who contribute a portion of their annual base salary to the plan, we provide a matching contribution of up to 5.75% of such annual base salary. The matching contributions made to the accounts of the Named Executive Officers during fiscal year 2023 are set forth in the Summary Compensation Table below.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
We also maintain other benefit plans for our employees, which include medical and dental benefits, medical and dependent care flexible spending accounts, long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Except as noted in the following sentences, these benefits are provided to our executive officers on the same general terms as to all of our salaried U.S. employees. Certain employees receive higher disability insurance benefits than other employees based on a threshold base compensation level. Our executive officers, including the Named Executive Officers, receive higher life and accidental death, and dismemberment insurance benefits than our other employees.
We design our employee benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and reflective of best practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, however, we have provided perquisites to certain of our executive officers to ensure that their compensation packages are competitive. As described above, in fiscal year 2023, we provided our executive officers with life and accidental death, and dismemberment insurance benefits in an amount exceeding that offered to our non-executive employees. We also pay for travel and hospitality for family members of executives to accompany such officers to an offsite board meeting. Our executives are also eligible to participate in our tuition reimbursement program on the same basis as our employees. For fiscal year 2023, only Mr. McDonnell participated in the tuition reimbursement program. The company reimbursed Mr. McDonnell for tuition expenses in fiscal year 2023 in the amount of $5,250.
None of our Named Executive Officers received aggregate perquisites in excess of $10,000 in fiscal year 2023.
Severance Plan
We maintain the AeroVironment, Inc. Executive Severance Plan (the “Severance Plan”). Each of our Named Executive Officers is subject to the Severance Plan, which provides for the payment of certain benefits to the officer in connection with a change in control and/or the termination of the officer’s employment.
The Compensation Committee approved the Severance Plan to ensure our Named Executive Officers continue their employment with us if there is a change of control, or a threatened change in control transaction, and to maintain a competitive total compensation program. Pay Governance LLC, the Compensation Committee’s independent compensation consultant, advised the Compensation Committee on market and best practices in the development of the Severance Plan, including providing information regarding plans in place for executives at companies in our peer group at the time of the Severance Plan’s adoption. The Severance Plan has a double trigger mechanism pursuant to which benefits are paid if the officer is terminated by the company without cause or the officer voluntarily terminates his or her employment for good reason within 18 months following a change in control transaction, or in certain circumstances, within 3 months prior to a change in control transaction. The Severance Plan also provides for the provision of certain severance benefits if an officer’s employment is terminated by the company other than for cause during their eligibility under the Severance Plan and not in connection with a change of control transaction. For additional information on our Severance Plan, see below on page 62 under “Severance Plan”.
Stock Ownership Guidelines for Executive Officers
To further link the long-term economic interests of our executive officers directly to that of our stockholders, our board of directors has adopted stock ownership guidelines for the executive officers. The guidelines, which were initially adopted in August 2013 and amended in September 2022, provide that the company’s executive officers are expected to, within five years of the later of the date on which such person is appointed to his or her position, own shares of the company’s common stock with a market value of no less than four times current annual base salary with respect to our Chief Executive Officer and no less than two times current annual base salary with respect to the other executive officers. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year. The table below shows each executive’s equity ownership in the company as a multiple of salary and the minimum ownership level required pursuant to these guidelines for each of our current executive officers as of April 30, 2023:

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Name	Dollar Value of Equity Ownership as a Multiple of Base Salary ($)1	Minimum Ownership Level Required as a Multiple of Base Salary
Wahid Nawabi	9.1x	4x
Kevin McDonnell	2.8x	2x
Melissa Brown	2.7x	2x
Alison Roelke2	0.2x	2x

1.
For each executive, calculated by dividing (a) the aggregate number of shares of vested and unvested common stock held by such executive, multiplied by the closing price of  $100.69 per share of our common stock on April 28, 2023, the last trading day of fiscal year 2023, by (b) such executive’s base salary.

2.
Ms. Roelke’s employment with the company ended on May 12, 2022.

Compensation Recovery Policy
We have implemented an incentive compensation “clawback” policy under which our board of directors may require reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer’s wrongdoing later is determined by our board of directors to have resulted in a material negative restatement of the company’s financial results. We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company further demonstrates its commitment to strong corporate governance. This compensation recovery policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act. In addition, we intend to adopt a compensation recovery policy compliant with the Dodd-Frank Act as required by the Nasdaq Stock Market listing rules prior to December 1, 2023.
Under our compensation recovery policy, if the board of directors determines that a material negative financial restatement was caused by an executive officer’s gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of vested compensation that may be recovered is the portion of any bonus paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the two years prior to the date on which the company is required to prepare an accounting restatement.
Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require executives to hold 50% of any net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policies contain stringent restrictions on transactions in company stock by executive officers. All trades by executive officers must be pre-cleared. Furthermore, no executive officer may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, executive officers may not pledge company stock as collateral or hold any shares of company stock in a margin account.
No Tax Gross-Ups
We do not provide tax gross-ups with regard to any compensation, benefit or perquisite paid by us to our Named Executive Officers.
Independent Compensation Consultant
With regard to executive compensation matters, the Compensation Committee is advised by Pay Governance, its independent compensation consultant.
Say-on-Pay Votes
In September 2022, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 98% of stockholder votes cast in favor of our 2022 say-on-pay resolution (excluding abstentions and broker non-votes). As we have evaluated our compensation practices and talent needs since that time and during fiscal year 2023, we were mindful of the strong support our stockholders expressed for our compensation program. As a result, following our annual review of our executive compensation program, the Compensation Committee decided to generally retain our existing approach to executive compensation

EXECUTIVE COMPENSATION AND OTHER INFORMATION
for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders, and continue the practice first established during fiscal year 2019 of removing individual performance from consideration under our annual bonus plan. At this 2023 annual meeting of stockholders, the stockholders will vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers. The Compensation Committee and board of directors value stockholder opinions and will take into account the outcome of this year’s advisory vote in making future decisions on executive compensation.
In addition, when determining how often to hold a stockholder advisory vote on the compensation of our Named Executive Officers, the board of directors took into account the strong preference for an annual vote expressed by our stockholders at our 2017 annual meeting. Accordingly, in 2017 the board of directors determined that we would hold an advisory stockholder vote on the compensation of our Named Executive Officers every year until the next say-on-pay frequency vote. At this 2023 annual meeting of stockholders, the stockholders will vote, on an advisory basis, on the frequency with which we should hold say-on-pay votes, either every year, every two years, or every three years. The Compensation Committee and board of directors will take into account the outcome of this year’s advisory vote in making its decision on how frequently we hold say-on-pay votes.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows a tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to its “covered employees.”
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in constructing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for certain officers that are not fully deductible in the future in appropriate circumstances.
Taxation of  “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or our successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code during fiscal year 2023 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Risk Oversight of Compensation Programs
In February 2023, Pay Governance conducted a risk assessment of our executive compensation policies and practices. Based on this assessment, Pay Governance concluded that none of our executive compensation programs and features are likely to cause material adverse harm to the company. Our compensation policies and practices for the rest of our employees does not differ significantly from the compensation policies and practices of our executive employees and management assessed such non-executive programs and similarly concluded that none of our non-executive compensation programs are likely to cause material harm to the company. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly incent our employees while ensuring that they do not encourage excessive risk taking. We further believe that we have an effective system of controls and procedures in place to ensure that our employees, including our executive officers, are not encouraged to take unnecessary or excessive risks in managing our business. In addition, our compensation recovery policy provides our board of directors with an additional risk mitigation tool by allowing the board to hold employees accountable for improper actions that run counter to the company’s objectives or inflate incentive

EXECUTIVE COMPENSATION AND OTHER INFORMATION
compensation payable to executives. Likewise, our stock ownership guidelines for executives help to further align executive interests with those of stockholders and provide an additional risk mitigation tool.
In reaching this conclusion, we note the following policies and practices that are intended to enable us to effectively monitor and manage the risks associated with our compensation programs:
•
Most of our incentive compensation plans, including our annual cash bonus program, permit the Compensation Committee to exercise its discretion to select performance measures and set target levels, monitor performance and determine final payouts;

•
Each of our compensation programs is subject to oversight by a broad-based group of functions within the company, including people & culture, finance and legal, and at multiple management levels within the company;

•
Employee compensation reflects a balanced mix of programs that focus our employees on achieving both short-term and long-term goals and that provide a balanced mix of fixed and variable compensation;

•
There are caps on the maximum payouts available under certain programs, including our annual cash bonus program and our long-term incentive program;

•
Amounts of actual cash bonuses tied to performance are paid based upon multiple performance objectives, reducing the risk associated with any single indicator of performance; and

•
Equity awards granted to employees are subject to multi-year, service-based and/or performance-based vesting conditions.

The Compensation Committee discussed the findings of the risk assessments with Pay Governance and company management. Based upon these assessments, we believe that our compensation policies and practices do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

The following table sets forth the compensation paid to or earned by (a) each person who served as Chief Executive Officer or Chief Financial Officer during fiscal year 2023, (b) the most highly compensated executive officer other than the Chief Executive Officer and Chief Financial Officer who was serving as an executive officer at the end of fiscal year 2023 whose compensation exceeded $100,000; and (c) one individual who served as an executive officer during fiscal year 2023 but was not serving as an executive officer at the end of fiscal year 2023 (collectively, the “Named Executive Officers”).
Name and Principal Positions	Year	Salary ($)	Bonus ($)1	Stock Awards ($)2	Non-Equity Incentive Plan Compensation ($)3	All Other Compensation ($)4	Total ($)
Wahid Nawabi President and Chief Executive Officer	2023	750,006	—	3,158,927	978,4755	17,102	4,904,510
	2022	821,8926	—	2,645,306	37,500	19,570	3,524,268
	2021	632,319	199,080	1,333,024	336,433	23,917	2,524,773
Kevin McDonnell Senior Vice President and Chief Financial Officer	2023	450,008	—	1,353,765	410,960	12,520	2,227,253
	2022	450,008	—	1,133,675	15,750	10,660	1,610,093
	2021	401,543	79,000	269,917	133,505	12,976	896,941
Melissa Brown Senior Vice President, General Counsel, Chief Compliance Officer & Secretary	2023	416,207	—	625,712	328,779	20,031	1,390,729
	2022	400,870	—	523,961	12,000	14,051	950,882
	2021	342,003	58,460	172,063	98,794	16,982	688,302
Alison Roelke7 Former Vice President and Chief People Officer	2023	11,923	—	—	—	717	12,640
	2022	310,003	—	249,871	8,525	19,011	587,410
	2021	270,955	34,128	107,982	57,674	17,512	488,251

1.
For fiscal year 2021, this column reflects the discretionary portion of the cash bonuses paid to the Named Executive Officers under our annual executive cash bonus plan during such fiscal year.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2023, as filed with the SEC. The amounts shown in the table do not necessarily reflect the actual value that may be received by the Named Executive Officers. The value reported for PRSUs granted in the applicable fiscal year reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 131.3%, 101.2%, and 50.0% of the target levels for the fiscal year 2023, fiscal year 2022, and fiscal year 2021 awards, respectively.

The full grant date fair value of the PRSUs granted in our 2023 fiscal year, assuming that the highest level of performance will be achieved in each case, is set forth in the table immediately below. For more information about the PRSU awards granted to the Named Executive Officers during fiscal year 2023, please see the Grants of Plan Based Awards Tables below.
Name	Grant Date Fair Value of PRSUs Granted in July 2022 for FY 2023-2025 Performance Period ($)
Wahid Nawabi	4,265,432
Kevin McDonnell	1,827,993
Melissa Brown	844,925
Alison Roelke7	—

3.
This column reflects the portion of the cash bonuses paid to the Named Executive Officers under our annual executive cash bonus plan for the company’s performance relative to financial and other objectives during the applicable fiscal year.

EXECUTIVE COMPENSATION TABLES
4.
For fiscal year 2023 the amounts of all other compensation include (a) our matching contributions to the 401(k) Plan,(b) life insurance premiums and (c) tuition reimbursement. The amounts for 401(k) matching contributions, life insurance premiums and tuition reimbursement are below; none of our Named Executive Officers received aggregate perquisites in excess of  $10,000 in fiscal year 2023.

Name	Year	401(k) Matching Contributions	Life	Tuition Reimbursement	Total
Wahid Nawabi	2023	15,860	1,242	—	17,102
Kevin McDonnell	2023	3,707	3,564	5,250	12,520
Melissa Brown	2023	19,221	810	—	20,031
Alison Roelke7	2023	686	31	—	717

5.
Represents the cash bonus earned by Mr. Nawabi under our annual executive cash bonus plan for fiscal year 2023, based on the company’s achievement relative to the corporate performance goals and a total payout of 130.5%. However, Mr. Nawabi voluntarily accepted and received a reduced payout of 90% of his fiscal year 2023 target bonus, or $675,000. The full earned bonus is included in the table above as required by SEC disclosure rules, although Mr. Nawabi received an annual bonus payout of only $675,000.

6.
Includes a vacation cash out of unused vacation of  $72,116.

7.
Ms. Roelke’s employment with the company ended effective May 12, 2022.

EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards
The following table provides information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2023. Ms. Roelke did not receive any plan-based awards during fiscal year 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)2
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)1	Target (#)1	Maximum (#)1
Equity Awards
Wahid Nawabi	7/1/223	—	—	—	—	—	—	10,6944	918,722
Wahid Nawabi	7/1/223	—	—	—	9,930	19,860	49,650	—	2,240,205
Kevin McDonnell	7/1/223	—	—	—	—	—	—	4,5834	393,726
Kevin McDonnell	7/1/223				4,255	8,511	21,278		960,039
Melissa Brown	7/1/223	—	—	—	—	—	—	2,1184	181,957
Melissa Brown	7/1/223	—	—	—	1,967	3,934	9,835	—	443,755
Annual Executive Cash Bonus Plan5
Wahid Nawabi		210,000	750,000	1,200,000	—	—	—	—	—
Kevin McDonnell		88,200	315,000	504,000	—	—	—	—	—
Melissa Brown		70,560	252,000	403,200	—	—	—	—	—

1.
Represents number of shares of common stock issuable at threshold, target and maximum achievement levels for each of the Named Executive Officers under PRSUs for the FY2023-FY2025 Performance Period (issued on July 1, 2022). The determinations of the shares of common stock that will be issuable to the Named Executive Officers following completion of the performance period upon settlement of the PRSUs are described in the Compensation Discussion and Analysis section above. The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of the performance period will be based on our performance relative to the financial goals for the performance period. Threshold, target and maximum numbers assumes achievement of each of the financial metrics for the applicable performance period at the threshold, target and maximum levels, respectively.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10 K for our fiscal year ended 2023, as filed with the SEC. The value reported for PRSUs granted in July 2022 reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 131.3%.

3.
Awards were approved by the Compensation Committee for non-CEO Named Executive Officers on May 27, 2022, with a grant date of July 1, 2022. Awards were approved by the board for the Chief Executive Officer on June 22, 2022, with a grant date of July 1, 2022.

4.
The restricted stock awards vest in three equal annual installments, with the first installment vesting on July 11, 2023.

5.
Unless otherwise noted, the Compensation Committee established maximum cash bonus and target bonus levels for the Named Executive Officers under our annual executive cash bonus plan in June 2022. The determination of the bonuses payable to the Named Executive Officers for fiscal year 2023 is described in the “Compensation Discussion and Analysis” section above. These columns show the range of bonus amounts for each Named Executive Officer from the threshold to the maximum based on the maximum permissible bonus amount set at the beginning of the fiscal year.

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to equity awards held by each of the Named Executive Officers as of April 30, 2023. Ms. Roelke did not hold any equity awards as of April 30, 2023.
	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options1		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)2	Equity Incentive Plan Awards:
Name	Grant Date	Exercisable (#)	Unexercisable (#)					Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)2
Wahid Nawabi	7/1/223	—	—	—	—	10,6944	1,076,779	—	—
	7/1/223	—	—	—	—	—	—	49,6505	4,999,2595
	7/2/216	—	—	—	—	6,2697	631,226	—	—
	7/2/216	—	—	—	—	—	—	43,6625	3,506,9325
	6/26/208	—	—	—	—	2,9919	301,164	—	—
	6/24/15	50,000	—	26.70	6/24/25	—	—	—	—
	8/1/14	16,164	—	31.27	8/1/24	—	—	—	—
Kevin McDonnell	7/1/223	—	—	—	—	4,5834	461,462	—	—
	7/1/223	—	—	—	—	—	—	21,2785	2,142,4825
	7/2/216	—	—	—	—	2,6877	270,554	—	—
	7/2/216	—	—	—	—	—	—	18,7125	1,884,1115
	6/26/208	—	—	—	—	6069	61,018	—	—
	3/6/2010		—	—	—	1,63511	164,628	—	—
Melissa Brown	7/1/223	—	—	—	—	2,1184	213,261	—	—
	7/1/223	—	—	—	—	—	—	9,8355	990,2865
	7/2/216	—	—	—	—	1,2427	125,057	—	—
	7/2/216	—	—	—	—	—	—	8,6475	694,5275
	6/26/208	—	—	—	—	3869	38,866	—	—

1.
Except as otherwise noted, all stock option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.

2.
Calculated using the closing price per share of our common stock of  $100.69 on April 28, 2023, the last trading day of our fiscal year 2023.

3.
Awards were approved by the board for Mr. Nawabi on June 23, 2022, with a grant date of July 1, 2022. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 22, 2022, with a grant date of July 1, 2022.

4.
Unvested shares vest in three equal installments on July 11, 2023, 2024 and 2025.

5.
Represents the number of shares of common stock and the value of such shares that may be issued to the Named Executive Officers under PRSUs for the FY2022-2024 Performance Period (issued on July 2, 2021) and the FY2023-2025 Performance Period (issued July 1, 2022) at maximum performance. Provided that the performance goals for the FY2022-2024 Performance Period and the FY2023-2025 Performance Period are achieved, the Named Executive Officers’ PRSUs will be settled in fully vested shares of common stock. If target or maximum performance is achieved for either performance period, the respective number of shares of common stock that would be issued for each performance period and the value of such shares as of April 30, 2023 would be as follows:

	FY2022-2024 Performance Period				FY2023-2025 Performance Period
	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)
Wahid Nawabi	17,465	1,758,551	43,662	4,396,327	19,860	1,999,703	49,650	4,999,259
Kevin McDonnell	7,485	753,665	18,712	1,884,111	8,511	856,973	21,278	2,142,482
Melissa Brown	3,459	348,287	8,647	870,666	3,934	396,114	9,835	990,286
The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period. The value of the shares of common stock that may be received by an executive will depend on our stock price on the settlement date.

EXECUTIVE COMPENSATION TABLES
6.
Awards were approved by the board for Mr. Nawabi on June 17, 2021, with a grant date of July 2, 2021. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 16, 2021, with a grant date of July 2, 2021.

7.
Unvested shares vest in two equal installments on July 11, 2023 and 2024.

8.
Awards were approved by the board for Mr. Nawabi on June 17, 2020, with a grant date of June 26, 2020. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 16, 2020, with a grant date of June 26, 2020.

9.
Unvested shares vested on July 11, 2023.

10.
Awards were approved by the Compensation Committee on February 28, 2020, with a grant date of March 6, 2020.

11.
Unvested shares vest in two equal installments on April 4, 2024 and 2025.

EXECUTIVE COMPENSATION TABLES
Option Exercises and Stock Vested in Fiscal Year 2023
The following table provides information on option exercises and stock award vesting for each of the Named Executive Officers during fiscal year 2023.
	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)1	Value Realized on Vesting ($)1
Wahid Nawabi	30,000	2,567,400	15,403	1,322,022
Kevin McDonnell	—	—	3,937	350,776
Melissa Brown	—	—	2,267	193,079
Alison Roelke	—	—	—	—

1.
Unless otherwise noted, includes shares of restricted stock that vested during fiscal year 2023 and shares issued for the vesting of the PRSUs for the FY2021-FY2023 Performance Period that vested on June 28, 2023, which awards were settled on such date following the Compensation Committee’s certification of company financial performance for the FY2021-FY2023 Performance Period; see page 51 for information on such awards. The value of such PRSUs was calculated using the closing price per share of our common stock of  $100.69, the closing price of our common stock on April 28, 2023, the date on which such awards were deemed vested for purposes of this table. The closing price per share of our common stock on June 28, 2023, the date of settlement of the PRSUs, was $94.71.

EXECUTIVE COMPENSATION TABLES
Payments Upon Termination or Change of Control

Severance Plan
On December 19, 2018, we adopted the AeroVironment, Inc. Executive Severance Plan (the “Severance Plan”), effective January 1, 2019. The Severance Plan was implemented to replace the company’s prior severance protection agreements with its Named Executive Officers, which agreements expired on December 31, 2018. The Compensation Committee relied upon an analysis of severance practices for our peer companies provided by Pay Governance in determining the terms of the new Severance Plan.
Each of our Named Executive Officers is subject to the Severance Plan. The Severance Plan provides for the payment of certain benefits to each such officer in connection with a change in control and/or the termination of the officer’s employment by reason of death or “disability,” by the company without “cause,” or by the officer for “good reason,” in certain cases in connection with a “change in control” (in each case as defined in the Severance Plan), as summarized below. Except as noted below, the terms of the severance payments and other benefits provided to each of the company’s Named Executive Officers under the Severance Plan are identical, and the Severance Plan does not provide for a gross-up of severance benefits in the event that excise taxes under Section 280G of the Code.
The terms of the Severance Plan are as follows:
(a)
Upon termination of the officer’s employment by the company without cause, and in the event there is no change in control of the company within 3 months after or 18 months before termination of the officer’s employment, the officer is entitled to receive: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer.

(b)
Upon termination of the officer’s employment by the company without cause or by the officer for good reason within 3 months before a change in control, the officer is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer, and (v) outplacement services for a period of 12 months following the termination date or until the first acceptance by the officer of an offer of employment, whichever comes first.

(c)
Upon termination of the officer’s employment by the company without cause or by the officer for good reason within 18 months after a change in control, the officer is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) vesting of any performance-based restricted stock units still eligible to vest, (v) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer, and (vi) outplacement services for a period of 12 months following the termination date or until the first acceptance by the officer of an offer of employment, whichever comes first.

(d)
If the officer’s employment is terminated by reason of the officer’s death or disability: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries,

EXECUTIVE COMPENSATION TABLES
for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer.
To receive the severance benefits described above, the officer must execute a full release of any and all claims against the company and comply with certain other obligations specified in the Severance Plan.
For purposes of the Severance Plan, “change in control” of the company generally means, subject to certain exceptions, (a) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the company’s assets unless all or substantially all the beneficial owners prior to such transaction immediately own more than 50% of the combined outstanding voting power of the entity resulting from the transaction; (b) individuals who at the beginning of any two year period constitute the company’s board of directors cease for any reason to constitute at least a majority of the board of directors; (c) the acquisition by any person of beneficial ownership of 30% or more of the outstanding voting power of the company; or (d) the approval by the company’s stockholders of a complete liquidation or dissolution of the company.
For purposes of the Severance Plan, “good reason” means, unless defined in an officer’s offer letter or other applicable employment agreement, (a) (i) any material adverse change in an officer’s authority, duties, or responsibilities (including reporting responsibilities) from such officer’s authority, duties, and responsibilities as in effect at any time within three months preceding the date of a change in control or at any time thereafter, or (ii) if such officer is an executive officer of the company a significant portion of whose responsibilities relate to the company’s status as a public company, such officer’s failure to continue to serve as an executive officer of a public company, in each case except in connection with the termination of such officer’s employment for disability, for cause, death, or by the officer other than for good reason; (b) a material reduction in base salary; (c) the imposition of a requirement that an officer be based at any place outside a 60-mile radius from his or her principal place of employment immediately prior to a change in control except for reasonably required travel on company business that is not materially greater in frequency or duration than prior to the change in control; or (d) any material breach by the company of the Severance Plan or of any applicable employment agreement. In order to terminate for good reason, an officer must (a) reasonably determine in good faith that a good reason condition has occurred; (b) notify the company in writing of the occurrence of the condition within 90 days; (c) cooperate in good faith with the company’s efforts, for a period of not less than 30 days following such notice, to remedy the condition (after which time the condition still exists); and (d) terminate employment within 60 days after that remedy period.
For purposes of the Severance Plan, “cause” means, unless defined in an officer’s offer letter or other applicable employment agreement, (a) being convicted for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic-related offenses or as a result of vicarious liability); (b) willfully engaging in illegal conduct or gross misconduct that would (i) adversely affect the business or the reputation of the company or any of its affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (ii) expose the company or any of its affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; however, no act or failure to act on the officer’s part will be considered “willful” unless done or omitted to be done by such officer not in good faith and without reasonable belief that such officer’s action or omission was in the best interest of the company; or (c) an officer’s failing to perform his or her duties in a reasonably satisfactory manner after the receipt of a notice from the company detailing such failure if the failure is incapable of cure, and if the failure is capable of cure, upon the failure to cure such failure within 30 days of such notice or upon its recurrence.

EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control
Summary of Potential Payments Upon Termination (As of April 30, 2023)
The table below sets forth the estimated payments to be made to each Named Executive Officer under the Severance Plan in the event of the officer’s involuntary termination by the company without cause or termination by reason of death or disability, in each case not within the change in control protection period provided in the Severance Plan. The following table assumes that such termination occurred on April 30, 2023. Ms. Roelke’s employment with the company ended effective May 12, 2022, and she did not receive any termination benefits in connection with such termination of employment.
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	Total ($)
Wahid Nawabi	3,000,000	38,095	3,038,095
Kevin McDonnell	1,080,000	52,606	1,132,606
Melissa Brown	924,000	18,107	942,107

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2023, the target annual bonus for each officer for fiscal year 2023 plus a pro rata annual bonus equal to the target annual bonus for fiscal year 2023.

2.
The benefit continuation payment is based on premium costs as of April 30, 2023.

Summary of Potential Payments Upon Change in Control (As of April 30, 2023)
The table below sets forth the estimated payments to be made to each Named Executive Officer under the Severance Plan in the event of the officer’s involuntary termination by the company without cause or the officer’s voluntary termination for good reason within 3 months prior to or 18 months after a change in control. The following table assumes that such termination, and a corresponding change in control, occurred on April 30, 2023.
		Other Benefits
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	In-the-Money Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock Awards3 ($)	Value of Accelerated Performance Restricted Stock Unit Awards4 ($)	Total Value of Change- in-Control Related Benefits ($)
Wahid Nawabi	4,500,000	38,095	—	2,009,168	3,758,254	10,305,517
Kevin McDonnell	1,462,500	52,606	—	957,663	1,610,637	4,083,406
Melissa Brown	1,260,000	18,107	—	377,185	744,401	2,399,693

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2023, the target bonus for each officer for fiscal year 2023 and a pro rata annual bonus equal to the target annual bonus for fiscal year 2023.

2.
The benefit continuation payment is based on premium costs as of April 30, 2023. The benefits continuation column excludes outplacement benefits which we are not able to quantify at this time. We expect the amount of outplacement benefits to be immaterial.

3.
Amounts in respect of restricted stock awards were determined by multiplying the number of restricted stock awards that would have vested upon such employment termination by $100.69, the closing price of our common stock on April 28, 2023, the last trading day of our fiscal year 2023.

4.
Amounts in this column would only be triggered in the event of a qualifying termination of employment within 18 months after a change in control. Amounts in respect of restricted stock unit awards were determined by multiplying the target number of shares of common stock underlying such restricted stock units that would have vested upon such employment termination by $100.69, the closing price of our common stock on April 28, 2023. In the event of a change in control prior to the last date of the applicable three-year performance period, the number of PRSUs that will be eligible to vest will be equal to the greater of   (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the hypothetical shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination. For purposes of the table, amounts in respect of PRSUs were determined by multiplying the target

EXECUTIVE COMPENSATION TABLES
number of shares of common stock underlying such PRSUs that would have vested upon such employment termination by $100.69, the closing price of our common stock on April 28, 2023. Includes amounts for vesting of PRSUs for the FY2022-FY2024 Performance Period and the FY2024-FY2025 Performance Period. Excludes PRSUs for the FY2021-FY2023 Performance Period, which would vest according to their terms based on the company’s actual performance for the applicable performance period.
Fiscal Year 2023 Pay Ratio
Under the Dodd-Frank Act, we are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee. The SEC rules promulgated pursuant to the Dodd-Frank Act require disclosure of the median of the annual total compensation of all of the company’s employees, excluding our CEO; the annual total compensation of our CEO; and the ratio of the amount of our CEO’s annual compensation to the amount of the median employee’s annual total compensation.
SEC rules provide that we may use the same median employee for three years before identifying a new median employee, provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We believe that due to our acquisition of Telerob GmbH in May 2021 that there has been a change to our employee population and our employee compensation arrangements in fiscal year 2023 that would result in a significant change to our pay ratio disclosure and therefore determined to identify a new median employee.
We selected April 30, 2023, the last day of our most recently completed fiscal year, as the date upon which our median employee for fiscal year 2023 was identified. In our analysis to identify the median employee, we included all employees employed as of April 30, 2023, excluding our CEO. We identified the median employee based on the sum of regular and overtime wages paid for fiscal year 2023 and the bonus paid pursuant to the company’s fiscal year 2023 bonus program. The company did not annualize the compensation of any employees hired during fiscal year 2023. For employees not paid in U.S. dollars, we used the applicable exchange rate in effect on April 30, 2023 to convert such compensation to U.S. dollars.
Using the compiled data, we determined that the fiscal year 2023 annual total compensation of our median employee was $109,279 and that Mr. Nawabi’s annual total compensation for fiscal year 2023 was $4,904,510, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 44.9:1.

Pay Versus Performance
Pay Versus Performance

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended April 30, 2021, 2022 and 2023, and our financial performance for each such fiscal year:
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for PEO1 (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for non-PEO NEOs (d)	Average Compensation Actually Paid to non-PEO NEOs1 (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return2 (g)	Net Income (Loss) ($ Thousands) (h)	Revenue3 ($ Thousands) (i)
2023	$4,904,510	$6,973,761	$1,210,207	$1,219,831	$167.09	$149.02	$(176,167)	$540,536
2022	$3,524,268	$(1,040,038)	$1,184,605	$149,399	$133.29	$134.89	$(4,185)	$445,732
2021	$2,524,773	$6,491,363	$743,648	$1,273,866	$183.16	$139.22	$23,345	$394,912

1.
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Wahid Nawabi	Kevin McDonnell, Melissa Brown and Alison Roelke
2022	Wahid Nawabi	Kevin McDonnell, Kenneth Karklin, Melissa Brown and Alison Roelke
2021	Wahid Nawabi	Kevin McDonnell, Kenneth Karklin, Melissa Brown and Alison Roelke
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our Chief Executive Officer or our other Named Executive Officers during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
	PEO
Prior FYE Current FYE Fiscal Year	4/30/2020 4/30/2021 2021	4/30/2021 4/30/2022 2022	4/30/2022 4/30/2023 2023
Summary Compensation Table Total	$2,524,773	$3,524,268	$4,904,510
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(1,333,024)	$(2,645,306)	$(3,158,927)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,013,951	$1,554,919	$4,544,265
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,749,099	$(3,378,254)	$691,874
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$536,565	$(95,665)	$(7,961)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid	$6,491,363	$(1,040,038)	$6,973,761

Pay Versus Performance
	Average for non-PEO NEOs
Prior FYE Current FYE Fiscal Year	4/30/2020 4/30/2021 2021	4/30/2021 4/30/2022 2022	4/30/2022 4/30/2023 2023
SCT Total	$743,648	$1,184,605	$1,210,207
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(204,970)	$(760,296)	$(989,739)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$463,449	$280,308	$949,192
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$219,241	$(291,827)	$128,731
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$52,497	$(14,650)	$5,279
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$(248,741)	$(83,840)
Compensation Actually Paid	$1,273,866	$149,399	$1,219,831
Adjustments include the following assumptions used to calculate the fair value of the awards at each valuation date in accordance with ASC 718: (i) for awards of restricted stock, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the change in stock price at each fiscal year end presented by the number of shares of restricted stock outstanding on such valuation date, and (ii) for PRSU awards, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the stock price at each fiscal year end by the number of PSUs outstanding and by the estimated probability of achieving the performance target that was used to calculate our ASC Topic 718 expense for each fiscal year. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2023, as filed with the SEC.
2.
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the SPADETM Defense Index, which is the peer group used by the company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023.

3.
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance when establishing compensation programs, we have determined that revenue is the financial performance measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) we use to link compensation actually paid to our Named Executive Officers for the most recently completed fiscal year to the company’s performance.

Pay Versus Performance
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income (loss), and (iv) our revenue, in each case, for the fiscal years ended April 30, 2021, 2022 and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($M)
Value of $100 Investment
$183
$6.49
$139
$1.27
$135
$133
$0.15
($1.04)
$6.97
$167
$149
$1.22
2021
2022
2023
PEO CAP ($M)
Average NEO CAP ($M)
AVAV
SPADE™ Defense Index*

*Index Values based on daily Net Asset Values of the Invesco Aerospace & Defense ETF (ticker PPA) which tracks the return of the SPADE™ Defense Index.

Pay Versus Performance

Compensation Actually Paid vs. Net Income (Loss)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
Compensation Actually Paid ($M)
$50
$25
$0
($25)
($50)
($75)
($100)
($125)
($150)
($175)
($200)
Net Income (Loss) ($M)
$23.3
($4.2)
($176.2)
$6.49
$1.27
($1.04)
$0.15
$6.97
$1.22
2021
2022
2023
PEO CAP ($M)
Average NEO CAP ($M)
Net Income (Loss)

Compensation Actually Paid vs. Revenue
Compensation Actually Paid ($M)
Revenue ($M)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
$600
$540
$480
$420
$360
$300
$240
$180
$120
$60
$0
$6.49
$1.27
$394.9
$445.7
($1.04)
$0.15
$540.5
$6.97
$1.22
2021
2022
2023
PEO CAP ($M)
Average NEO CAP ($M)
Revenue

Pay Versus Performance
Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended April 30, 2023:
•
Revenue;

•
Adjusted EBIDTA; and

•
Bookings.

For additional details regarding our most important financial performance measures, please see the sections titled “Annual Cash Bonuses” and “Long-Term Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

AUDIT MATTERS
AUDIT MATTERS
Audit Committee Report

The Audit Committee of our board of directors serves as the representative of the board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. Deloitte & Touche LLP, acting as our independent registered public accounting firm for the fiscal year ending April 30, 2023, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically met meets with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.
In this context, the Audit Committee hereby reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2023 with management.

(2)
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by Auditing Standard No. 1301, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.

(3)
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence from the company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2023, for filing with the SEC.
Audit Committee:
Edward R. Muller (Chair)
Stephen F. Page
Catharine Merigold

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
PROPOSAL 2. RATIFICATION OF
SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2024. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2023.
The services provided to us by Deloitte & Touche LLP for the last fiscal year is described under the caption “Audit-Related Matters — Fees Paid to Independent Auditors” below. Stockholder approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required. Our board believes that obtaining stockholder ratification of the selection of Deloitte & Touche LLP is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholder approval. The Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING APRIL 30, 2024.

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
Fees Paid to Independent Auditors

We engaged Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2023, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q. Our Audit Committee approved the engagement of Deloitte & Touche, LLP for such fiscal year. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for the fiscal year ended April 30, 2022 and fiscal year ended April 30, 2023.
	FY2023 Fees	FY2022 Fees
Audit Fees	2,672,528	$2,052,940
Audit-Related Fees	—	—
Tax Fees	9,0001	—
All Other Fees	1,895	1,895
Total	2,683,423	$2,054,835

1.
German Statutory Tax Filing Fees

Audit Fees. This category includes fees associated with our annual audit and the audit of internal control over financial reporting, the review of the company’s quarterly reports on Form 10-Q and statutory audits required internationally.
Audit-Related Fees. This category includes fees for services that are reasonably related to the performance of the audit or review of financial statements but are not included in “Audit Fees.”
Tax Fees. This category consists of fees for tax advice, planning and compliance principally in connection with the preparation of our tax returns and assistance with governmental tax audits.
All Other Fees. This category consists of fees for services that are not included in the above categories and primarily includes fees for obtaining access to an online accounting research tool.
Pre-Approval Policy of the Audit Committee

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 3. NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers. This advisory vote on executive compensation, commonly known as “Say-on-Pay,” is advisory in nature, and it is not binding on us or our board of directors. This vote provides our stockholders with the opportunity to express their view on our 2023 executive compensation programs and policies for such officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the board of directors believe that our executive compensation program fulfills these goals.
Our executive compensation practice is governed by policies and practices that are in line with industry practices and stockholder interests. Examples of such policies and practices include:
•
Majority of total potential compensation paid to executives based on our financial performance;

•
Clawback policy for the recovery of incentive compensation of executive officers;

•
Anti-hedging, anti-pledging and anti-short sale policies for executives;

•
Limited perquisites;

•
No executive pensions;

•
Retention of independent compensation consultant;

•
Annual risk assessment of compensation practices;

•
No employment agreements with executive officers;

•
No repricing or exchange of “underwater” stock options without stockholder approval;

•
No minimum guaranteed vesting for performance-based equity awards;

•
Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries;

•
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares, if any, issued upon the vesting of equity awards until their required stock ownership levels are achieved; and

•
Double-trigger provisions for change in control situations in our Severance Plan, and no excise tax gross-up payments upon a termination after a change in control.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that AeroVironment, Inc.’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the other related tables and disclosure.”
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4. ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE
PROPOSAL 4. ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A(a)(2) of the Exchange Act permits stockholders to vote on a non-binding advisory basis on how frequently we submit “Say-on-Pay” proposals to stockholders in the future. Pursuant to Section 14A(a)(2), generally, each public company must submit such a proposal to its stockholders not less than every six years, and this proposal was last submitted to our stockholders at our 2017 annual meeting. The stockholder vote on the frequency of the stockholder vote to approve the compensation of our Named Executive Officers is an advisory vote only, and it is not binding on us or our board of directors. Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the advisory stockholder vote on executive compensation.
Stockholders may choose to recommend that we submit future Say-on-Pay proposals to stockholders (i) every year (“1 YEAR” on the proxy card), (ii) every two years (“2 YEARS” on the proxy card) or (iii) every three years (“3 YEARS” on the proxy card). Stockholders may also choose to abstain from voting on this proposal.
The alternative that received the most votes at the 2017 annual meeting of stockholders was every year. After the 2017 annual meeting, the board of directors, taking into account the stockholder vote at the 2017 annual meeting, determined that a Say-on-Pay proposal should be submitted to stockholders every year.
Our board of directors believes that submitting an advisory Say-on-Pay vote to stockholder every year is the most appropriate alternative for the company. Annual Say-on-Pay votes provide us with annual feedback on the compensation of our Named Executive Officers and provide the Compensation Committee and board of directors with more information to consider in its yearly decision-making process in approving the compensation of our Named Executive Officers.
Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR EVERY YEAR (“1 YEAR” ON THE PROXY CARD) AS THE FREQUENCY FOR FUTURE NON-BINDING, ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5. APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5. TO ADOPT THE AEROVIRONMENT, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN
Introduction
Our stockholders are being asked to approve our 2023 Employee Stock Purchase Plan, or the ESPP. The Board approved the ESPP on July 27, 2023, subject to stockholder approval within 12 months of the date the Board approved the ESPP. The ESPP will become effective upon stockholder approval at the annual meeting.
The ESPP is being submitted for stockholder approval in order to ensure that the Section 423 Component of the ESPP (as described below) meets the requirements of Section 423 of the Code. If the ESPP is not approved by our stockholders at the annual meeting, the ESPP will not become effective.
Why Stockholders Should Vote to Approve the ESPP
The ESPP will authorize the issuance of 1,000,000 shares of our common stock.
The primary purpose of the ESPP will be to provide eligible employees with an opportunity to participate in the ownership of our company by purchasing common stock of our company through payroll deductions. The ESPP is intended to benefit AeroVironment as well as its stockholders and employees. The ESPP gives employees an opportunity to purchase shares of common stock at a discounted price.
We firmly believe that the ESPP is a necessary and powerful incentive and retention tool that will benefit all of our stockholders. Specifically, the ESPP will enable us to: (1) provide a broad-base of eligible employees with a convenient means of acquiring an equity interest in the company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the company, and (3) provide an incentive for continued employment. The ESPP will also align the interests of employees with those of stockholders through increased stock ownership.
The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under those plans, each at July 18, 2023, as well as the shares to be authorized for issuance under the ESPP. Additional information related to our other equity compensation plans is further described in the table under the heading “Equity Compensation Plan Information”, above.
	Number of Shares	As a % of Shares Outstanding1	Dollar Value2
Existing Equity Plans3
Options outstanding	66,164	*	$6,204,860
Weighted average exercise price of outstanding options	$11.11
Weighted average remaining term of outstanding options	1.72 years
Restricted stock units outstanding4	146,956	*	$13,781,534
Restricted stock outstanding	184,292	*	$17,282,904
Shares remaining available for grant under the AeroVironment, Inc. 2021 Equity Incentive Plan	741,2405	2.82%	$69,513,487
Employee Stock Purchase Plan
Proposed share reserve pursuant to ESPP	1,000,000	3.8%	$93,780,000

*
Less than 1% of outstanding shares of our Common Stock outstanding as of July 18, 2023.

1.
Based on 26,292,326 shares of our Common Stock outstanding as of July 18, 2023.

2.
Based on the closing price of our Common Stock on July 18, 2023, of  $93.78 per share.

3.
Consists of the AeroVironment, Inc. 2021 Equity Incentive Plan and the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”). No additional awards may be granted under the 2006 Plan.

PROPOSAL 5. APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
4.
Includes RSUs and PRSUs. PRSUs are included at “target” levels. If the “maximum” level of performance is achieved for the PRSUs,250% of the “target” PRSUs would be eligible to vest.

5.
Shares remaining available for issuance under the AeroVironment, Inc. 2021 Equity Incentive Plan are calculated assuming PRSUs are counted against the share reserve at “maximum” levels.

In determining whether to approve the ESPP, the Board considered that:
•
We expect the proposed aggregate share reserve under the ESPP to provide us with enough shares for the next 4-5 years, noting that future circumstances, including employee participation rates and changes in our stock price may impact how long the aggregate share reserve lasts. We cannot predict our future share usage under the ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time.

•
In fiscal years 2021, 2022 and 2023, awards with respect to a total of 131,248 shares, 128,921 shares, and 130,177 shares, respectively, were issued under our equity plans, for an annual equity burn rate of 0.55%, 0.52% and 0.52%, respectively (with PRSUs included at “target” levels). This level of equity awards represents a 3-year average burn rate of 0.53% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted under our equity plans during the applicable fiscal year (with PRSUs included at “target” levels) by the weighted average number of shares outstanding during the fiscal year.

•
In fiscal years 2021, 2022 and 2023, our end of year overhang rate attributable to our equity plans was 11.05%, 5.88% and 4.59%, respectively. If the ESPP is approved, we expect our overhang at the end of fiscal year 2024 will be approximately 7.41%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year (with PRSUs included at “target” levels) plus shares remaining available for issuance for future equity awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•
In light of the factors described above, the Board has determined that the size of the share reserve under the ESPP is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the ESPP.

Summary of the ESPP
The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself, which is attached as Appendix A to this proxy statement.
Purpose and General Nature
The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.
The ESPP will have two components in order to give the company increased flexibility in the granting of purchase rights under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes the grant of options that are intended to qualify for favorable U.S. federal tax treatment (the “Section 423 Component”) under Section 423 of the Code. To facilitate participation for employees located outside of the U.S. in light of non-U.S. law and other considerations, the ESPP also provides for the grant of options that are not intended to be tax-qualified under Code Section 423 (the “Non-Section 423 Component”). The plan administrator (as defined below) will designate offerings made under the Non-Section 423 Component and, except as otherwise noted below or provided in the ESPP, the Section 423 Component and the Non-Section 423 Component generally will be operated and administered in the same way.
Securities Subject to the ESPP
A total of 1,000,000 shares of our common stock will be authorized for issuance under the ESPP, subject to adjustment for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.” All of the foregoing shares may be issued under the Section 423 Component or the Non-Section 423 Component, and any such shares may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.

PROPOSAL 5. APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
Administration
Our compensation committee will administer the ESPP and will serve as the “plan administrator.” The plan administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase shares of common stock will be granted and the provisions of each offering of such rights (which need not be identical); provided, however, that all participants granted purchase rights in an offering which are intended to comply with Section 423 of the Code will have the same rights and privileges within the meaning of Section 423 of the Code. For purposes of the ESPP, the plan administrator may designate separate offerings under the ESPP, the terms of which need not be identical, in which eligible employees of one or more participating companies will participate, even if the dates of the applicable offering periods in each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Section 423 of the Code. In addition, the plan administrator have the power to settle all controversies regarding the ESPP and purchase rights granted under it.
The plan administrator may adopt sub-plans, appendices, rules and procedures relating to the operation and administration of the ESPP to facilitate participation in the ESPP by employees who are foreign nationals or employed outside the U.S. To the extent any sub-plan is inconsistent with the requirements of Section 423 of the Code, it will be considered part of the Non-Section 423 Component. The provisions of the Restated will govern any sub-plan unless superseded by the terms of such sub-plan.
Eligibility
Only employees of AeroVironment, Inc. (or any of its subsidiaries designated by the plan administrator) may participate in the ESPP. Only employees of majority-owned subsidiary corporations may participate in the Section 423 Component. The plan administrator has the authority to limit participation to those individuals who have been customarily employed more than 20 hours per week and more than five months per calendar year on the first day of an offering. In addition, the plan administrator may require that each employee has been continuously employed for such period preceding the grant as the plan administrator may require, but in no event will the required period of continuous employment be greater than two years. Finally, the plan administrator also has the power to exclude our officers who are “highly compensated” as defined in the Code. No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our stock or any of our parent or subsidiary corporations. Participation in the Section 423 Component is further subject to the eligibility requirements of Section 423 of the Code.
If the grant of a purchase right under the ESPP to any employee of a participating company who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the plan administrator in its sole discretion, such employee will not be permitted to participate in the Section 423 Component of the ESPP. In addition, with respect to the Non-Section 423 Component, all of the foregoing rules will apply in determining who is an eligible employee, except the plan administrator may limit eligibility further within a participating company so as to only designate some employees of a participating company as eligible employees, and to the extent the foregoing eligibility rules are not consistent with applicable local laws.
Eligible employees will become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the relevant offering date. Directors who are not employees will not be eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.
As of July 18, 2023, there were 1,156 employees who would have been eligible to participate in the ESPP had it been in effect on such date and the subsidiaries or affiliates for whom such employees work been designated as participating companies under the ESPP.
Participation in an Offering
Offering Periods and Purchase Periods. The ESPP will be implemented by offerings of rights to all eligible employees from time to time. Under applicable law and the terms of the ESPP, the maximum length for an offering under the ESPP is 27 months. Each offering period will consist of one or more purchase dates as determined by the plan administrator. The provisions of separate offerings need not be identical.

PROPOSAL 5. APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
Enrollment in the ESPP. Eligible employees will enroll in the ESPP by delivering to us an agreement authorizing payroll deductions in an amount up to the maximum amount approved by the plan administrator (unless payroll deductions are not permitted in a jurisdiction outside the U.S., in which case contributions may be permitted). Pursuant to the ESPP, unless otherwise determined by the plan administrator, such payroll deductions will be limited to up to 15% of an employee’s eligible cash compensation during the offering. A participant may increase or decrease the participant’s participation level at any time with such change to be effective commencing as of the next purchase period. A participant may also increase or decrease the participant’s participation level to be effective in a subsequent purchase period of an ongoing offering in accordance with procedures established by us. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and are included with the general funds of the Company, unless the funds for non-U.S. participants must be segregated and held in a separate account. Funds received upon sales of stock under the ESPP are used for general corporate purposes. In general, no interest will be paid on participant accounts. With respect to the Non-Section 423 Component, interest may apply to participant accounts to the extent required by applicable law and approved by the plan administrator. The ESPP will allow for concurrent offerings, but an eligible employee may enroll in only one offering at a time.
Purchase Price. The purchase price of the shares will not be less than 85% of the lower of the fair market value of our common stock on the first day of the offering period or on the applicable purchase date. The fair market value per share of our common stock under the ESPP is generally is the closing sale price of our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on the Nasdaq Stock Market on July 18, 2023, was $93.78.
Purchase of Stock. In connection with offerings made under the ESPP, the plan administrator may specify from time to time a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans (intended to qualify as such under Section 423(b) of the Code) of our company and its parent and subsidiary corporations for each calendar year in which the purchase rights are outstanding at any time. Pursuant to the ESPP, unless otherwise determined by the plan administrator in an offering document, the maximum number of shares that may be purchased by any single participant during any offering period or purchase period is 5,000 shares. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the foregoing limits, the plan administrator may make a uniform and equitable allocation of available shares.
Participation in and Withdrawal from the ESPP. Enrolled employees will automatically participate in subsequent offerings, provided the participant has not withdrawn from the ESPP, continues to meet the eligibility requirements, and has not terminated employment with us. A participant may withdraw from a given offering without affecting the participant’s eligibility to participate in future offerings under the ESPP. Upon any withdrawal from an offering by the participant, we will distribute to the participant all accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the participant’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated.
Termination of Employment. Unless otherwise specified by the plan administrator, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all accumulated payroll deductions, without interest.
Adjustments
In the event of any dividend or other distribution, change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the company, or sale or exchange of shares or other securities of the company, or other similar corporate transaction or event, the number of shares reserved under the ESPP, the per offering period and per purchase period share limits and the price per share and number of shares of our common stock covered by each outstanding right will be adjusted equitably. Such adjustments will be made by the administrator of the ESPP, whose determination in that respect will be final, binding and conclusive.

PROPOSAL 5. APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
In the event of certain significant transactions or a change in control (as defined in the ESPP), the administrator of the ESPP may provide for (1) either the replacement or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.
Transferability. A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Amendment and Termination. The administrator of the ESPP may amend, suspend or terminate the ESPP. However, stockholder approval of any amendment to the ESPP will be obtained for any amendment which changes the aggregate number or type of shares that may be sold pursuant to rights under the ESPP or changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP. The ESPP will continue in effect until terminated by the Board or the share reserve is exhausted.
U.S. Federal Income Tax Consequences
The material federal income tax consequences of the ESPP under current U.S. federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether the taxpayer participates in the Section 423 Component or the Non-Section 423 Component.
Tax Consequences to U.S. Participants in the Section 423 Component. The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Section 423 Component of the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Section 423 Component of the ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

PROPOSAL 5. APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN
We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Tax Consequences to U.S. Participants in the Non-Section 423 Component. A U.S. participant in the Non-Section 423 Component will have compensation income equal to the value of the common stock on the day the participant purchased the common stock less the purchase price.
When the participant sells the common stock the participant purchased under the Non-Section 423 Component of the ESPP, the participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day the participant purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.
Any compensation income that the participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the ESPP is subject to applicable tax withholding. In addition, the compensation income is required to be reported as ordinary income to the participant on the participant’s annual Form W-2, and the participant is responsible for ensuring that this income is reported on the participant’s individual income tax return.
With respect to U.S. participants, we are entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.
New Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT THE AEROVIRONMENT, INC. 2023 EMPLOYEE STOCK PURCHASE PROGRAM.

PROPOSAL 6. STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD
STOCKHOLDER PROPOSAL
Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, and James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, advised us that they are the owners of 40 common shares of the company, which have been held continuously for at least 13 months, and they intend for John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, to introduce the following proposal on their behalf at the 2023 annual meeting. Approval of the following proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.
In accordance with Rule 14a-8(h) of the Exchange Act, the stockholder proposal is required to be voted on at the 2023 Annual Meeting only if properly presented by the stockholder proponent or their qualified representative at the meeting. The text of the shareholder’s resolution and the statement that the stockholders furnished to us in support thereof appear below, exactly as submitted, and we are not responsible for any inaccuracies or omissions therein.

PROPOSAL 6. STOCKHOLDER PROPOSAL REGARDING THE DECLASSIFICATION OF THE BOARD OF DIRECTORS
RESOLVED: AeroVironment Inc. (“Company”) shareholders, including James McRitchie of CorpGov.net, ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term so that all directors are elected annually.
Although our management can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to be phased in.
Supporting Statement: Fully 90% of S&P 500 companies have adopted this vital reform. Annual elections are widely viewed as a best practice. Annual election of each director makes directors more accountable, improving performance and increasing company value.
Classified Boards like AeroVironment Inc. are one of six entrenching mechanisms negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen, and Allen Ferrell of the Harvard Law School.
Proxy Insight’s database includes the voting record of 7 shareholder resolutions on this topic opposed by boards during 2020, 2021, and 2022. Only one of those proposals failed to win a majority vote. Most resolutions passed by a wide margin.
BlackRock states, “Directors should be elected annually to discourage entrenchment and allow shareholders sufficient opportunity to exercise their oversight of the board.” Vanguard generally votes for proposals to declassify an existing board and votes against management or shareholder proposals to create a classified board.

PROPOSAL 6. STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD
According to Equilar, a trusted leader for corporate leadership data:
A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve. Moreover, a fraternal atmosphere may form from a staggered board that favors the interests of management above those of shareholders. Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seat. Notably, proxy advisory firms ISS and Glass Lewis both support declassified structures.
The annual election of each director gives shareholders more leverage if management performs poorly. For instance, if management approves excessive or poorly incentivized executive pay, shareholders can soon vote against the Chair of the management pay committee instead of waiting for three years under the current setup.
Consider our Company’s overall corporate governance: We cannot call special meetings or nominate directors through proxy access, and certain amendments require a supermajority.
Enhance Shareholder Value, Vote FOR Elect Each Director Annually — Proposal 6
STATEMENT AGAINST STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD
Our board of directors, together with our Nominating and Corporate Governance Committee, has carefully considered the stockholder proposal taking into account, among other things, the history and purpose of the classified board structure, our governance practices and current board composition. For the reasons described below, our board does not believe the stockholder proposal is in the best interest of the company and its stockholders at this time. Our board of directors unanimously recommends that you vote “AGAINST” this proposal.
Stability, Continuity and Experience. Our board of directors is structured into classes to provide stability and ensure that, at any given time, a majority of directors serving on our board are deeply knowledgeable about our company, our businesses, operations, culture and long-term strategic goals. We believe that having this institutional knowledge, including direct perspectives on the evolution and development of our operations and strategy drives overall board effectiveness and is a valuable resource to our company and all of our stockholders. With a classified board structure, the board is better able to balance an appropriate level of institutional knowledge with the fresh perspectives of newer directors. A declassified board which could be replaced in its entirety in a single year with directors who are unfamiliar with our company may not deliver the same degree of balanced perspectives, experience, stability and continuity that a classified board provides.
Board Quality and Independence. The classified board structure strengthens the ability of our company to recruit high-quality directors who are willing to make a significant long-term commitment to our company and its stockholders. We believe it is particularly important that directors make the commitment to serve for a three-year term given the considerable time required to properly understand our company’s complex operations, regulatory framework, industries of operation and long-term growth strategy. Because of this complexity, we believe that it is important to recruit qualified director candidates willing to commit to serve on our board for at least a three-year period. The lasting dedication and stability provided by this commitment strengthens the ability of our company to achieve its strategic goals and maximize long-term stockholder value, while simultaneously allowing our company to recruit high-quality directors. We also believe that our classified board structure encourages directors to promote the long-term interests of our company and its stockholders by insulating directors from the potential influence of certain investor and special interest groups with short-term agendas and encourages long-term strategic planning and investment. Annual elections of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which may discourage or impair long-term investments, improvements, and other important initiatives.
Accountability to Stockholders. We believe that a classified board remains accountable to our company and its stockholders. The board has implemented broad measures to ensure accountability of our directors, including the adoption of our Code of Business Conduct and Ethics and a requirement to complete an annual self-assessment of the performance of our board of directors and its committees, led by the Nominating and Corporate Governance Committee. The committee also considers the performance of each current director when determining whether or not to recommend the nomination of such director for an additional term. Our board is sensitive to important stockholder issues and has established pathways for our stockholders to communicate such issues directly to our board.

PROPOSAL 6. STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD
Contrary to the statements made by the proposal proponent, the classified board structure at our company has not operated as an entrenching mechanism nor has it resulted in an unaccountable board unresponsive to stockholders. The average tenure for directors on the board at our company is below the average for directors at Russell 3000 companies and the board has added two new directors to our seven member board since 2021. Our board is also highly responsive to stockholder feedback. In 2022, following engagement and feedback received from our stockholders, the board approved amendments to the company’s Amended and Restated Bylaws to institute a resignation requirement for incumbent directors who fail to achieve a majority vote in uncontested elections and to allow for director nomination through proxy access. Additionally, after a proposal to declassify the board was passed at the 2014 annual meeting, the board recommended in favor of a management proposal at the 2015 annual meeting to declassify the board, which proposal narrowly failed following a vote. Since then, our board’s careful oversight has resulted in an over threefold increase in our stock price.
Protecting Stockholder Value. A classified board structure protects stockholders by safeguarding our company against hostile takeover efforts which seek to rapidly take control of the company and its assets without paying fair value. A classified board encourages potential acquirors to negotiate with the board directly, thereby positioning the board to negotiate effectively on behalf of our stockholders in order to realize the greatest possible stockholder value. A classified board does not preclude a takeover, but rather provides the board the time and flexibility necessary to be in the best position to evaluate the adequacy and fairness of proposed offer(s), consider alternative methods of maximizing stockholder value, protect all stockholders against abusive tactics during a takeover process and, as appropriate, negotiate the best possible return for all stockholders, without the threat of imminent removal of a majority of the members of the board. Elimination of the classified board structure would make it more difficult for our company’s independent, stockholder-elected board to preserve and maximize value for all stockholders in the event of an unsolicited takeover bid.
The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the stockholder proposal. It is intended that, unless otherwise instructed, shares represented by proxy will be voted “AGAINST” the stockholder proposal to declassify the board.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” APPROVAL OF PROPOSAL NO. 6
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” APPROVAL OF THE STOCKHOLDER PROPOSAL REGARDING THE DECLASSIFICATION OF OUR BOARD OF DIRECTORS.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?

You have received these proxy materials because you were an AeroVironment, Inc. stockholder as of the close of business on August 2, 2023, and our board of directors is soliciting authority, or proxy, to vote your shares at the 2023 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2023 annual report. These materials also include the proxy card and postage-paid return envelope or voting instruction form for the annual meeting. The proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting, and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about August 24, 2023.
Six proposals are scheduled to be voted on at the annual meeting:
Proposal 1: Election of Philip S. Davidson, Mary Beth Long, and Stephen F. Page to each serve as a Class II director for a three-year term;
Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024;
Proposal 3: Non-binding advisory vote on the compensation of our Named Executive Officers.
Proposal 4: Non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;
Proposal 5: Approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan; and
Proposal 6: Advisory vote on a stockholder proposal seeking declassification of the Board of Directors.
Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold and whether you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.
Can I access the proxy materials on the internet?

Yes. The company’s proxy statement and 2023 annual report are available at http://investor.avinc.com/financial-information/financial-filings-and-releases.
Can I receive a copy of the company’s annual report on Form 10-K?

Our annual report on Form 10-K for the fiscal year ended April 30, 2023, which has been filed with the SEC, is being mailed with our proxy materials to our stockholders, however additional copies will be made available to stockholders without charge upon written request to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 415, Arlington, VA 22202.
How can I view or request copies of the company’s corporate documents and SEC filings?

The company’s website contains the company’s Corporate Governance Guidelines, board committee charters and Code of Business Conduct and Ethics and the company’s SEC filings. To view these documents, go to

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
www.avinc.com, click on “Investors” and click on “Corporate Governance”. To view the company’s SEC filings and Forms 3, 4 and 5 filed by the company’s directors and executive officers, go to www.avinc.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”
We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the board committee charters and the Code of Business Conduct and Ethics to any stockholder requesting a copy. Requests should be directed to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 415, Arlington, VA 22202.
How do I attend the annual meeting?

The annual meeting will be held on Friday, September 29, 2023 at 12:00 p.m. Eastern Time, virtually held exclusively via live audio webcast at https://web.lumiagm.com/216888245. Online access to the virtual stockholder meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to log in with your 11-digit voter control number issued by Equiniti Trust Company, LLC and password of AVAV2023 (case sensitive) to test your computer audio system. Please log into the provided website and follow the instructions provided to attend the annual meeting. We encourage you to access the meeting prior to the start time. If you are a beneficial owner, please refer to the voting instructions provided by your brokerage firm, bank, dealer or other similar organization with these proxy materials. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed herein.
Submitting Questions
Stockholders may submit questions and comments in advance or during the meeting. You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. To vote in person at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 8, 2023.
You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiagm.com/216888245 during the meeting. Please log in with your 11-digit voter control number issued by Equiniti Trust Company, LLC and the password for the meeting is AVAV2023 (case sensitive). Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the quorum requirement for holding the annual meeting?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.
Who can vote?

Holders of record of common stock at the close of business on August 2, 2023 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. On August 2, 2023, the record date for the annual meeting, there were 26,292,130 shares of common stock outstanding. There are no other voting securities of the company outstanding.
What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on August 2, 2023, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide voting instructions to your broker or bank, such organization will need to determine whether it has the discretionary authority to vote your shares on any matter to be considered at the annual meeting.
Under applicable rules, your bank or broker has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024 without receiving instructions from you. Therefore, your broker or bank will be able to vote on this matter if you do not provide voting instructions to such organization. Your bank or broker does not have discretionary authority to vote your shares without receiving instructions from you on any of the other proposals. Accordingly, if you do not give instructions to your custodian, your shares will not be voted with respect to these matters because the bank or brokerage firm will not have authority to vote them on your behalf.
Banks and brokers are not permitted to vote your shares with respect to the election of directors, the advisory vote on the compensation of our Named Executive Officers, the advisory vote on the frequency of our “say-on-pay” votes, the approval of the AeroVironment, Inc. 2023 Employee Stock Purchase Plan or the stockholder proposal seeking declassification of our board of directors without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker.
How do I vote my shares?

You may vote your shares using one of the following methods:
•
Over the internet. If you have access to the internet, by submitting the proxy following the instructions included on your proxy card for voting over the internet.

•
By telephone. You can vote by calling a toll-free telephone number listed on the proxy card. Please refer to your proxy card for instructions on voting by phone.

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By mail. You may vote your shares by completing, signing and mailing the proxy card included with your proxy materials. Please refer to your proxy card for instructions on voting by mail.

•
Virtually at the annual meeting. Stockholders are invited to virtually attend the annual meeting and vote online during the annual meeting. If you are a beneficial owner of shares, please refer to the voting instructions provided from your brokerage firm, bank, dealer or other similar organization.

A control number, located on the instruction sheet attached to the proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.
Can I change my vote?

Yes. You may revoke the proxy at any time prior to its use by:
•
delivering a written notice to the Corporate Secretary of the company, mailed to the company’s office at 241 18th Street South, Suite 415, Arlington, VA 22202;

•
executing and submitting a later-dated proxy;

•
re-voting your shares by telephone or on the internet; or

•
attending the annual meeting and voting electronically during the annual meeting.

Only the latest validly executed proxy that you submit will be counted.
What vote is required to approve each of the proposals?

•
Proposal 1  —  Election of directors: Directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election) to be elected as a director. Our Corporate Governance Guidelines, require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. Abstentions will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

•
Proposal 2  —  Ratification of selection of independent registered public accounting firm: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Brokers have discretionary authority to vote your shares on this proposal without receiving instructions from you.

•
Proposal 3  —  Non-binding advisory vote on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•
Proposal 4  —  Non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•
Proposal 5  — Approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal

•
Proposal 6  — Stockholder Proposal seeking declassification of the Board of Directors: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your proxy card:
•
FOR the election of the directors nominated herein;

•
FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024;

•
FOR the proposal to approve the compensation of our Named Executive Officers on a non-binding advisory basis.

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For EVERY YEAR (“1 Year” on the proxy card) on the advisory proposal on the frequency of future advisory votes on the compensation of our Named Executive Officers;

•
FOR the approval of the AeroVironment, Inc. 2023 Employee Stock Purchase Plan; and

•
AGAINST the stockholder proposal seeking declassification of the board of directors.

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:
•
FOR the election of directors nominated herein;

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FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024;

•
FOR the approval of the advisory vote to approve the compensation of our Named Executive Officers;

•
For EVERY YEAR (“1 Year” on the proxy card) on the advisory proposal on the frequency of future advisory votes on the compensation of our Named Executive Officers

•
FOR the approval of the AeroVironment, Inc. 2023 Employee Stock Purchase Plan; and

•
AGAINST the advisory vote on the stockholder proposal seeking declassification of the board of directors; and

•
with respect to any other business that may properly come before the annual meeting or any adjournments or postponements thereof, in accordance with the best judgment of the designated proxy holders.

If you are a beneficial owner of shares and do not specify to the organization that holds your shares how you want to vote, such organization may only vote your shares on “routine” matters. The only routine matter to be voted upon at this annual meeting is the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024. Therefore, if you do not provide instructions to the record holder on how you want to vote, your shares may not be voted on the election of director, the proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, the non-binding advisory proposal on the frequency of future votes on the compensation of our Named Executive Officers, the proposal to approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan, or the advisory stockholder proposal seeking declassification of the board of directors. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
Is cumulative voting allowed for the election of directors?

No. You may not cumulate your votes for the election of directors.
What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.
Under applicable rules, “non-routine” matters include the election of directors, the proposal for the advisory vote on the compensation of our Named Executive Officers, the proposal for the advisory on the frequency of future votes on the compensation of our Named Executive Officers, the proposal to approve the AeroVironment, Inc. 2023 Employee Stock Purchase Plan, or the stockholder proposal seeking declassification of the board of directors, and the. As such, a broker may not vote your shares with respect to the election of directors or other non-routine matters without your instructions. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
When will the company announce the voting results?

We will announce preliminary voting results at the annual meeting. Final official results will be provided in a current report on Form 8-K filed with the SEC within four business days of the meeting (which will be available at www.sec.gov and www.avinc.com).
How are the proxies solicited and what is the cost?

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.
What is householding?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (805) 520-8350 ×4278, via https://investor.avinc.com/contact-us or by mail addressed to Investor Relations, AeroVironment, Inc., 241 18th Street South, Suite 415, Arlington, VA 22202, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department at the address above to make such a request.
How do I submit a proposal for action at next year’s annual meeting?

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2024 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than April 26, 2024 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2023 annual meeting released to stockholders) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting. However, in the event that the date of our 2024 annual meeting is more than 30 days before or after the anniversary of our 2023 annual meeting, a stockholder proposal will be timely if received at our principal executive offices a reasonable time before we begin to print and send our proxy materials for the 2024 meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Additionally, stockholders, or groups of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our by-laws.
Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2024 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaws require notice with respect to the 2024 annual meeting between May 31, 2024 (120 calendar days prior to the anniversary of our 2023 annual meeting) and July 1, 2024 (90 calendar days prior to the anniversary of our 2023 annual meeting). However, in the event that the date of the 2024 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2023 annual meeting, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2024 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2024 annual meeting or (2) the 10th day following the earlier of (a) the day on which notice of the 2024 annual meeting was mailed or (b) the date on which public announcement of the date of the 2024 annual meeting is first made by the company. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2024 annual meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business.
Could any additional proposals be raised at the 2023 annual meeting of stockholders?

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.
It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.
If stockholders have any questions or require any assistance with voting your shares, please contact the company’s corporate secretary.
ON BEHALF OF THE BOARD OF DIRECTORS
Wahid Nawabi
Chairman, President and Chief Executive Officer
Arlington, Virginia
August 17, 2023

APPENDIX A
APPENDIX A
AeroVironment, Inc. 2023 Employee Stock Purchase Plan

APPENDIX A
AEROVIRONMENT, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE
The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.
The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.
For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
2.1   “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.
2.2   “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.3   “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.4   “Board” means the Board of Directors of the Company.
2.5   “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.6   “Common Stock” means common stock of the Company and such other securities of the Company that may be substituted therefore.
2.7   “Company” means AeroVironment, Inc., a Delaware corporation, or any successor.
2.8   “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation or wages received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, income received in connection with any compensatory equity awards, fringe benefits and other special payments.

APPENDIX A
2.9   “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.
2.10   “Eligible Employee” means:
(a)   An Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
(b)   Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years); (iii) such Employee’s customary employment is for twenty (20) hours per week or less; (iv) such Employee’s customary employment is for less than five (5) months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treas. Reg. Section 1.423-2(e).
(c)   Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.
2.11   “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treas. Reg. Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, unless otherwise determined by the Administrator, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.
2.12   “Enrollment Date” means the first Trading Day of each Offering Period.
2.13   “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) in any case, the Administrator may determine the Fair Market Value in its discretion.

APPENDIX A
2.14   “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.15   “Offering” means an offer under the Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. Section 1.423-2(a)(2) and (a)(3).
2.16   “Offering Document” has the meaning given to such term in Section 4.1.
2.17   “Offering Period” has the meaning given to such term in Section 4.1.
2.18   “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.19   “Participant” means any Eligible Employee who has executed an enrollment agreement (which may be electronic) and been granted rights to purchase Shares pursuant to the Plan.
2.20   “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.21   “Plan” means this AeroVironment, Inc. 2023 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.
2.22   “Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.
2.23   “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.24   “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.25   “Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.26   “Securities Act” means the U.S. Securities Act of 1933, as amended.
2.27   “Share” means a share of Common Stock.

APPENDIX A
2.28   “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treas. Reg. Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treas. Reg. Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship that constitutes a “parent” or “subsidiary” of the Company for purposes of Form S-8 of the Securities Act and whose employees are eligible to be offered securities registrable on Form S-8 of the Securities Act.
2.29   “Trading Day” means a day on which national stock exchanges in the United States are open for trading.
2.30   “Treas. Reg.” means U.S. Department of the Treasury regulations.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.   Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be equal to 1,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. 3.2   Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.
ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1   Offering Periods.   The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan need not be identical.
4.2   Offering Documents.   Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)   the length of the Offering Period, which period shall not exceed twenty-seven (27) months;
(b)   the length of the Purchase Period(s) within the Offering Period;
(c)   the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 5,000 Shares;
(d)   in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 5,000 Shares; and
(e)   such other provisions as the Administrator determines are appropriate, subject to the Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1   Eligibility.   Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period,

APPENDIX A
subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.5.2   Enrollment in Plan. (a)   Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering an enrollment agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b)   Except as otherwise determined by the Administrator, each enrollment agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than one percent (1%) and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be fifteen percent (15%) in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c)   A Participant may increase or decrease the percentage of Compensation designated in his or her enrollment agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease (but not increase) or suspend his or her payroll deduction elections one time during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new enrollment agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d)   Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3   Payroll Deductions.   Except as otherwise provided in the applicable Offering Document or determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.
5.4   Effect of Enrollment.   A Participant’s completion of an enrollment agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new enrollment agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5   Limitation on Purchase of Shares.   An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

APPENDIX A
5.6   Suspension of Payroll Deductions.   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7   Foreign Employees.   In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1   Grant of Rights.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.
6.2   Exercise of Rights.   On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period, unless the Administrator provides that such amounts should be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3   Pro Rata Allocation of Shares.   If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the

APPENDIX A
Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.
6.4   Withholding.   At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.
6.5   Conditions to Issuance of Shares.   The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1   Withdrawal.   A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one (1) week prior to the end of the Offering Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new enrollment agreement.
7.2   Future Participation.   A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3   Cessation of Eligibility.   Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating

APPENDIX A
in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN SHARES
8.1   Changes in Capitalization.   Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2   Other Adjustments.   Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)   To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)   To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)   To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(d)   To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e)   To provide that all outstanding rights shall terminate without being exercised.
8.3   No Adjustment Under Certain Circumstances.   Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

APPENDIX A
8.4   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1   Amendment, Modification and Termination.   The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan.
9.2   Certain Changes to Plan.   Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, after taking into account Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.3   Actions In the Event of Unfavorable Financial Accounting Consequences.   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)   altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)   shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)   allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4   Payments Upon Termination of Plan.   Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.
ARTICLE X.
TERM OF PLAN
This Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). The Plan shall remain in effect until terminated under Section 9.1. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan. This Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date on which it is first adopted by the Board. No rights may be granted under this Plan until the Effective Date occurs.

APPENDIX A
ARTICLE XI.
ADMINISTRATION
11.1   Administrator.   Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
11.2   Authority of Administrator.   The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a)   To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)   To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c)   To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.
(d)   To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(e)   To amend, suspend or terminate the Plan as provided in Article IX.
(f)   Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.
(g)   The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
11.3   Decisions Binding.   The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any enrollment agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1   Restriction upon Assignment.   A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2   Rights as a Stockholder.   With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3   Interest.   No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

APPENDIX A
12.4   Designation of Beneficiary.
(a)   A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)   Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6   Equal Rights and Privileges.   Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.
12.7   Use of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8   Reports.   Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9   No Employment Rights.   Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10   Notice of Disposition of Shares.   Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one (1) year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.11   Governing Law.   The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
12.12   Electronic Forms.   To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by

APPENDIX A
the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.
12.13   Section 409A.   The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
* * * * *

APPENDIX A
AEROVIRONMENT, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
SUB-PLAN FOR
INTERNATIONAL PARTICIPANTS
1.   APPLICATION
This Sub-Plan for Participants in non-U.S. jurisdictions in the AeroVironment, Inc. 2023 Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to the rights granted to, and the shares of Common Stock purchased by, Eligible Employees in the countries set forth below.
The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail. Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.
2.   GLOBAL PROVISIONS
(a)   Data Protection.   It shall be a term and condition for participation in the Plan that a Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of a Participant’s personal “Data” (as defined below) by and among, as applicable, the Company, any Parent or Subsidiary and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Data will be transferred to such stock plan service providers, as may be prudently selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative. Each Participant hereby authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Company will also make the Data available to public authorities where required under locally applicable law. A Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. A Participant’s refusal to provide consent or withdrawal of consent may affect the Participant’s ability to participate in the Plan. This section applies to information held, used or disclosed in any medium.
If Participant resides in the UK or the European Union, the Company Group will hold, collect and otherwise process certain Data as set out in the applicable Company’s GDPR-compliant data privacy notice, which will be or has been provided to the Participant separately. All personal data will be treated in accordance with applicable data protection laws and regulations.
(b)   Acknowledgment of Nature of Plan and Rights.   In participating in the Plan, each Participant acknowledges that:
(i)   for employment and labor law purposes, the rights granted and the shares of Common Stock purchased under the Plan are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company, any Parent or Subsidiary or the Employer, and the award of rights is outside the scope of Participant’s service contract, if any;

APPENDIX A
(ii)   for employment and labor law purposes, the rights granted and the Common Stock purchased under the Plan are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, its Parent or any Subsidiary of the Company;
(iii)   the rights and the shares of Common Stock purchased under the Plan are not intended to be an integral component of compensation or to replace any pension rights or compensation;
(iv)   neither the rights nor any provision of Plan or the policies adopted pursuant to the Plan confer upon any Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any Subsidiary;
(v)   the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;
(vi)   if the underlying shares of Common Stock do not increase in value, the right may have no value; and
(vii)   if a Participant acquires shares of Common Stock, the value of the shares of Common Stock acquired upon purchase may increase or decrease in value, even below the original price paid.

APPENDIX A
AEROVIRONMENT, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
SUB-PLAN FOR
INTERNATIONAL PARTICIPANTS
GERMANY
1.   APPLICATION
This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Germany for the purpose of payment of taxes or who exercise all of their employment duties in Germany and forms an integral part of the Plan and Sub-Plan.
2.   DEFINITION OF EMPLOYEE
The definition of Employee shall, for the avoidance of doubt, include the directors of any German Designated Subsidiary who perform paid work for such German Designated Subsidiary under a director’s contract. Eligible Employees in Germany are advised that part-time and temporary Employees may be excluded from participation in the Plan.
3.   LEAVES OF ABSENCES
The Company’s discretion to grant rights to purchase Shares under the Plan and Sub-Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot). For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.
4.   ACCOUNTS AND PARTICIPATION
Each Participant’s accumulated payroll deductions under the Plan will be held in an account owned and managed by the Participant. The Administrator may establish procedures under the Plan and this Sub-Plan to ensure participation and administration of the Plan and Sub-Plan are in compliance with applicable German laws, rules and regulations.
5.   USE OF FUNDS
For the purposes of this Sub-Plan, Section 12.7 of the Plan does not apply.
6.   NO LEGAL CLAIM
Each Participant acknowledges and agrees that any right to purchase Shares under the Plan and Sub-Plan is a voluntary one-time benefit, and that the Participant in the Plan and Sub-Plan does not have a legal claim for further rights to purchase shares of Shares under the Plan.
7.   ADMINISTRATOR DISCRETION AND DECISIONS
The discretion of the Administrator under the Plan and the Sub-Plan, including its interpretation and any decisions taken thereunder, shall be exercised reasonably (nach billigem Ermessen) in accordance with German law.
8.   CONSENT TO PERSONAL DATA PROCESSING AND TRANSFER
The following provisions shall apply in lieu of Section 2(a) of the global provisions of the Sub-Plan:
It shall be a term and condition of each award under the Plan that an Eligible Employee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company any Parent or Subsidiary and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Entities”), hold certain personal information, including the Eligible Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded,

APPENDIX A
cancelled, purchased, vested, unvested or outstanding in the Eligible Employee’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Eligible Employee separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: Morgan Stanley Smith Barney LLC, Solium Capital ULC and their affiliates. However, from time to time, the Company Entities may retain additional or different third parties for any of the purposes mentioned on which the Company will inform the Eligible Employee and seek additional consent of the Eligible Employee. The Eligible Employee hereby authorizes the Company Entities to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Eligible Employee to a third party with whom the Eligible Employee may have elected to have payment made pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits under the enrollment agreement. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.
9.   TAXES AND OTHER WITHHOLDING
For the avoidance of doubt, any withholding and payment obligations under the Plan and the Sub-Plan shall be made by the relevant Designated Subsidiary employing the Eligible Employee when due and any taxes should always include German social security contributions (including the Eligible Employee’s portion) as well as any other mandatory withholding and pay obligations in accordance with German law.
10.   TAX CONSEQUENCES
Any tax consequences arising from the vesting or distribution or otherwise pursuant to an option or other right to purchase Shares under the Plan or the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable). The Company Entities shall be entitled to (i) withhold an Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any option or other right to purchase Shares under the Plan or the Plan to the competent tax and social security authorities. Furthermore, the Eligible Employee shall agree to indemnify the Company Entities and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.
11.   EXCHANGE CONTROL INFORMATION
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event Participant makes or receives a payment in excess of this amount, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
12.   FOREIGN ASSET/ACCOUNT REPORTING INFORMATION
If Participant’s acquisition of Shares acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant may need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (a) the value of the Shares acquired exceeds €150,000 or (b) in the unlikely event Participant holds Shares exceeding 10% of the Company’s total Shares. However, if the Shares is listed on a recognized U.S. stock exchange and Participant owns less than 1% of the Company, this requirement will not apply to Participant.

AEROVIRONMENT, INC.PROXY FOR ANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned, a stockholder of AeroVironment, Inc., a Delaware corporation (the"Company"), hereby nominates, constitutes and appoints Wahid Nawabi and Kevin McDonnell, oreither one of them, as proxy of the undersigned, each with full power of substitution, to attend, voteand act for the undersigned at the annual meeting of stockholders of the Company, to be held onSeptember 29, 2023, and any postponements or adjournments thereof, and in connectiontherewith, to vote and represent all of the shares of the Company which the undersigned would beentitled to vote with the same effect as if the undersigned were present, as follows:(Continued and to be signed on the reverse side)

0------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------14475AEROVIRONMENT, INC.PROXY FOR ANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned, a stockholder of AeroVironment, Inc., a Delaware corporation (the"Company"), hereby nominates, constitutes and appoints Wahid Nawabi and Kevin McDonnell, oreither one of them, as proxy of the undersigned, each with full power of substitution, to attend, voteand act for the undersigned at the annual meeting of stockholders of the Company, to be held onSeptember 29, 2023, and any postponements or adjournments thereof, and in connectiontherewith, to vote and represent all of the shares of the Company which the undersigned would beentitled to vote with the same effect as if the undersigned were present, as follows:(Continued and to be signed on the reverse side)1.123-2516-1 C1.2 P118Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038ANNUAL MEETING OF STOCKHOLDERS OFAEROVIRONMENT, INC.September 29, 2023PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 5,A VOTE OF "1 YEAR" FOR PROPOSAL 4, AND A VOTE AGAINST PROPOSAL 6 IS RECOMMENDED BY THE BOARD OF DIRECTORS.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x------------------ ----------------092923COMPANY NUMBERACCOUNT NUMBERNOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report/10-Kare available at https://investor.avinc.com/financial-information/financial-filings-and-releasesINTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have your proxycard available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in theUnited States or 1-718-921-8500 from foreign countries andfollow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided assoon as possible.VIRTUALLY AT THE MEETING - The company will be hosting the meetinglive via the Internet this year. To attend the meeting via the Internetplease visit https://web.lumiagm.com/216888245 password: AVAV2023(case sensitive) and be sure to have available the controlnumber.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy materials,statements and other eligible documents online, while reducing costs,clutter and paper waste. Enroll today via www.astfinancial.com to enjoyonline access.Proposal 2. To ratify the selection of Deloitte & Touche LLP as thecompany’s independent registered public accountingfirm for the fiscal year ending April 30, 2024:Proposal 3. Non-binding advisory vote on the compensation of thecompany’s Named Executive Officers:Proposal 4. Non-binding advisory vote on the frequency offuture non-binding advisory votes on the compensationof our Named Executive Officers:Proposal 5. Approve the AeroVironment, Inc. 2023 Employee StockPurchase Plan:Proposal 6. Advisory vote on stockholder proposal seeking declassificationof the Board of Directors:The undersigned hereby revokes any other proxy to vote at the annual meeting, and hereby ratifies andconfirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect tomatters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance withtheir best judgment.THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVEOR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OFAUTHORITY TO VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND5, A VOTE OF "1 YEAR" FOR PROPOSAL 4, AND A VOTE AGAINST PROPOSAL 6. IF ANY OTHERBUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXYCONFERS AUTHORITY TO ANDSHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanyingproxy statement dated August 17, 2023 relating to the annual meeting.FOR AGAINST ABSTAINMARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.FOR AGAINST ABSTAINProposal 1. To elect the board of directors’ three nominess as directors:Nominees1a. Philip S. Davidson1b. Mary Beth Long1b. Stephen F. PageFOR AGAINST ABSTAIN2 1 YEAR YEARS 3 YEARS ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN23-2516-1 C1.2 P119